As filed with the Securities and Exchange Commission
                                              on July 13, 1994

                       Registration No. 33-
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                        _________________

                  KOLL REAL ESTATE GROUP, INC.
       (Exact name of issuer as specified in its charter)

DELAWARE
(State or other jurisdiction of                        02-0426634
incorporation or organization)                   (I.R.S. Employer
                                              Identification No.)


                      4343 VON KARMAN AVENUE
                 NEWPORT BEACH, CALIFORNIA 92660
       (Address of Principal Executive Office) (Zip Code)

                  KOLL REAL ESTATE GROUP, INC.
              1993 STOCK OPTION/STOCK ISSUANCE PLAN
                    (Full Title of the Plan)

            PRENTICE-HALL LEGAL & FINANCIAL SERVICES
                     18200 VON KARMAN AVENUE
                    IRVINE, CALIFORNIA 92715
             (Name and address of agent for service)
                         (800) 688-7792
  (Telephone number, including area code, of agent for service)

                  ______________________

Sales of the registered securities will begin as soon as
reasonably practicable after the effective date of the
Registration Statement.
                     ______________________

                                      CALCULATION OF REGISTRATION
FEE
=================================================================
============================================


PROPOSED        PROPOSED
TITLE OF
MAXIMUM         MAXIMUM             AMOUNT OF
SECURITIES TO                              AMOUNT TO BE
OFFERING PRICE  AGGREGATE           REGISTRATION
BE REGISTERED                              REGISTERED<F1>  PER
SHARE<F2>   OFFERING PRICE<F2>  FEE



1993 STOCK OPTION/STOCK ISSUANCE PLAN:

Options to Purchase Class A Common Stock   7,500,000       N/A
        N/A                 N/A

Class A Common Stock, $0.05 par value      7,500,000
$0.234375       $1,757,812.50       $606.14

Options to Purchase Series A Convertible
Redeemable Preferred Stock                 7,500,000       N/A
        N/A                 N/A

Series A Convertible Redeemable Preferred
Stock, $0.01 par value                     7,500,000
$0.234375       $1,757,812.50       $606.14
=================================================================
============================================


<F1>  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option/Stock Issuance Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Koll Real Estate Group, Inc.

<F2>  Calculated solely for the purpose of this offering under
Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the high and low selling prices per share of Common
Stock of Koll Real Estate Group, Inc. on July 6, 1994, as reported by the Nasdaq National Market.


PROSPECTUS

                         126,856 SHARES

                  KOLL REAL ESTATE GROUP, INC.

                      CLASS A COMMON STOCK
                   ($0.05 PAR VALUE PER SHARE)
                        _________________

     This Prospectus relates to the offer and sale of up to 126,856 shares of the Class A Common Stock, $0.05 par value per share (the "Shares"), of Koll Real Estate Group, Inc., a Delaware corporation (the "Company"), by certain of the Company's stockholders (the "Selling Stockholders"). Each of the Selling Stockholders is a member of the Company's Board of Directors (the "Board"), and the Shares were acquired by such individuals under the Company's 1993 Stock Option/Stock Issuance Plan pursuant to their election to receive the Shares in lieu of a portion of the retainer fee otherwise payable to them in cash for their service on the Board during the 1994 calendar year. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof.

     The Shares may be offered by the Selling Stockholders from time to time in broker-dealer transactions effected through the Nasdaq National Market at market prices prevailing at the time of the sale. For further information concerning such sales, see the section below entitled "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

     The Company's Class A Common Stock is quoted on the Nasdaq
National Market under the symbol KREG. On July 6, 1994 the average of the high and low selling prices of the Class A Common
Stock was $0.234375 per share.

                 _______________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                 _______________________________

          THE DATE OF THIS PROSPECTUS IS JULY 12, 1994

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024,
Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Class A Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W. Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Class A Common Stock issuable under the Company's 1993 Stock Option/Stock Issuance Plan (the "Plan"), including the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company, the Class A Common Stock offered hereby and the Plan, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No.
0-17189) pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994;

     2.   The Company's Current Report on Form 8-K dated
December 17, 1993;

     3. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

     4. The Company's Proxy Statement dated April 11, 1994 for the 1994 Annual Stockholders Meeting in which the material features of the 1993 Stock Option/Stock Issuance Plan are summarized;

     5. The description of the Company's outstanding Series A Convertible Redeemable Preferred Stock, $0.01 par value per share, and Class A Common Stock, $0.05 par value per share, contained in the Registration Statement on Form 8-A filed by the Company on June 22, 1992, including any amendment or report filed for the purpose of updating such description; and

     6.   All other documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into the information this Prospectus incorporates). Requests should be directed to Koll Real Estate Group, Inc., 4343 Van Karman Avenue, Newport Beach, California, 92660, Attention Raymond J. Pacini, Executive Vice President, Chief Financial Officer and Secretary, telephone (714) 833-3030.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                           THE COMPANY

     Koll Real Estate Group, Inc. (the "Company") is a real estate development company organized and existing under the laws of the State of Delaware. The Company's principal executive offices are located at 4343 Von Karman Avenue, Newport Beach, California, 92660, and the Company's telephone number is (714) 833-3030.

                      SELLING STOCKHOLDERS

     The table below sets forth the number of shares of Class A Common Stock owned by each of the Selling Stockholders as of July 1, 1994, the number of Shares to be sold pursuant to this offering, and the number of shares of Class A Common Stock to be retained by each of the Selling Stockholders if all the Shares offered hereby are in fact sold. Except as indicated, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of
(i) the ownership of the Shares or other securities of the Company and (ii) service as a member of the Company's Board of Directors. The Shares were issued to the Selling Stockholders pursuant to their election under the Company's 1993 Stock Option/Stock Issuance Plan to receive the Shares in lieu of a portion of the retainer fee otherwise payable to the Selling Stockholders in cash for their service as Board members during the 1994 calendar year.

     The number of Shares issued to each of the Selling Stockholders pursuant to such election was determined by dividing the portion of the retainer fee elected to be received in Class A Common Stock by the closing market price of the Class A Common Stock on the January 3, 1994 issue date of such Shares. The Selling Stockholders will vest in the Shares in four equal quarterly installments upon their upon completion of each calendar quarter of Board service during the 1994 calendar year. The Shares were initially held in escrow by the Company and will be released at quarterly intervals as the Selling Stockholders vest in those Shares. Accordingly, only fully-vested Shares will be offered for sale pursuant to this Prospectus.

     The Shares subject to this Prospectus may be offered from time to time for sale by the Selling Stockholders named below:



                                            Number of
                                            Shares       Number
of
                          Number of Shares  Offered for  Shares
Name of                   Owned Before      Sale         to be
Owned
Selling Stockholder       Sale              Hereby       after
Sale


Paul C. Hegness<F1>       110,571<F3>*      68,571       42,000*

Marco F. Vitulli<F1>      121,000<F3>*      24,000       97,000*

Harold A. Ellis, Jr.<F2>   43,263<F3>*      34,285        8,978*
                            _______          _______      _______
        Total               274,834          126,856      147,978
__________________
*   Less than one percent.


<F1>  Messrs. Hegness and Vitulli have been members of the
Company's Board of Directors since March 1993.

<F2>  Mr. Ellis has been a member of the Company's Board of
Directors since August 1993.

<F3>  Includes 2,000 shares of Class A Common Stock granted
pursuant to the Company's Restricted Stock Plan for Non-
Employee Directors, which shares are subject to certain restrictions on vesting and disposition.




                      PLAN OF DISTRIBUTION

     The Company will receive no proceeds from the sale of the Shares pursuant to this offering. The Shares offered hereby may be sold by the Selling Stockholders from time to time through broker-dealer transactions effected on the Nasdaq National Market at market prices prevailing at the time of sale. The broker-dealers participating in such transactions may act as agent or may acquire the Shares as principal. Any broker-dealer acting as agent may receive commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers are acting as agent. Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per Share and, to the extent such broker-dealer is unable to do so as agent for the Selling Stockholders, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire the Shares as principal may subsequently resell such Shares from time to time (including sales to or through other broker-dealers) in transactions effected on the Nasdaq National Market or through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the Shares compensation in the form of discounts, concessions or commissions, which may, as to a particular broker-dealer, be in excess of customary commissions.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed broker-dealers.

In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or unless there has been compliance with an applicable exemption from such registration or qualification requirements.

     The Selling Stockholders and any broker-dealers who participate with the Selling Stockholders in the distribution of the Shares may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act. In such event, the Selling Stockholders may indemnify any such broker-dealer against certain liabilities, including liabilities arising under the Securities Act. Any commissions received by the broker-dealers participating in the distribution and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Company's Class A Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including (without limitation) Rules 10b-6 and 10b-7. Accordingly, each of the Selling Stockholders shall not, during the period such Selling Stockholder may be engaged in a distribution of the Shares offered hereby, (i) engage in any stabilization activity in connection with the Company's securities or (ii) bid for or purchase any of the Company's securities or any rights to acquire such securities or attempt to induce any person to purchase any of the Company's securities or rights to acquire such securities, other than as permitted under the Exchange Act.

     Each of the Selling Stockholders shall furnish each broker-dealer through whom the Shares offered hereby may be sold such copies of this Prospectus as such person may require.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

   Koll Real Estate Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994;

(c) The Registrant's report on Form 10-C filed with the SEC on October 6, 1993;

(d) The Registrant's report on Form 8-K filed with the SEC on December 28, 1993; and

(e) The Registrant's Registration Statement No. 0-017189 on Form 8-A filed with the SEC on June 22, 1992, as amended by Form 8 filed with the SEC on July 13, 1992, in which there is described the terms, rights and provisions applicable to the Corporation's outstanding Series A Convertible Redeemable Preferred Stock and Class A Common Stock.

   All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

   Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   Not Applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   As authorized by the Delaware General Corporation Law, as amended (the "Delaware Law"), the Registrant's charter documents provide that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the

Registrant or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Registrant's charter documents provide for indemnification of the directors and officers of the Registrant to the fullest extent authorized under Delaware Law, and that if the Delaware Law is amended to authorize broader indemnification of officers and directors or the further elimination or limitation of the liability of a director, then such indemnification shall be increased and such liability shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

   Not Applicable.


Item 8.  EXHIBITS

EXHIBIT NUMBER  EXHIBIT

5         Opinion and consent of Brobeck, Phleger & Harrison.

23.1      Consent of Deloitte & Touche, Independent Auditors.

23.2      Consent of Kenneth Leventhal & Company, Independent
Auditors.

23.3      Consent of Brobeck, Phleger & Harrison is contained in
Exhibit 5.

24        Power of Attorney.  Reference is made to page II.4 of
this Registration Statement.

99.1      Koll Real Estate Group, Inc. 1993 Stock Option/Stock
Issuance Plan.

99.2 Form of Notice of Grant: Series A Preferred Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan.

99.3      Form of Stock Option Agreement: Series A Preferred
Stock to be generally used in connection with the 1993 Stock
Option/Stock Issuance Plan.

99.4      Form of Addendum to Stock Option Agreement (Limited
Stock Appreciation Rights).

99.5 Form of Notice of Grant: Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan.

99.6 Form of Stock Option Agreement: Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan.

99.7      Form of Addendum to Stock Option Agreement (Limited
Stock Appreciation Rights).

99.8      Form of Notice of Grant of Automatic Stock Option:
Series A Preferred Stock to be generally used in connection with the 1993 Stock Option/Stock Issuance Plan.

99.9      Form of Automatic Stock Option Agreement: Series A
Preferred Stock to be generally used in connection with the 1993
Stock Option/Stock Issuance Plan.

99.10     Form of Notice of Grant of Automatic Stock Option:
Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock Issuance Plan.

99.11     Form of Automatic Stock Option Agreement: Class A
Common Stock to be generally used in connection with the 1993
Stock Option/Stock Issuance Plan.

99.12     Form of Stock Issuance Agreement: Series A Preferred
Stock to be generally used in connection with the 1993 Stock
Option/Stock Issuance Plan - Director Fee Program.

99.13 Form of Stock Issuance Agreement: Class A Common Stock to be generally used in connection with the 1993 Stock
Option/Stock Issuance Plan - Director Fee Program.

Item 9.  UNDERTAKINGS

            A.  The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) That for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termina-tion of the Registrant's 1993 Stock Option/Stock Issuance Plan.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 12th day of July, 1994.

                              KOLL REAL ESTATE GROUP, INC.


                              By: /s/ RAYMOND J. PACINI

                                  _______________________________

                                  Raymond J. Pacini, Executive
                                  Vice President, Chief Financial
                                  Officer and Secretary



                        POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of Koll Real Estate Group, Inc., a Delaware corporation, do hereby constitute and appoint Raymond J. Pacini the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES             TITLE                            DATE


/s/ RAY WIRTA          Vice Chairman of the Board   July 12, 1994
_____________________  and Chief Executive Officer
Ray Wirta              (Principal Executive Officer)


/s/ RICHARD ORTWEIN    President                    July 12, 1994
_____________________
Richard Ortwein

/s/ RAYMOND J. PACINI  Executive Vice President,    July 12, 1994
_____________________  Chief Financial
Raymond J. Pacini      Officer and Secretary
                       (Principal Financial and
                       Accounting Officer)


/s/ DONALD M. KOLL     Chairman of the Board        July 12, 1994
_____________________
Donald M. Koll


/s/ HAROLD A. ELLIS, JR.  Director                  July 12, 1994
_____________________
Harold A. Ellis, Jr.


/s/ PAUL C. HEGNESS    Director                     July 12, 1994
_____________________
Paul C. Hegness


/s/ J. THOMAS TALBOT   Director                     July 12, 1994
_____________________
J. Thomas Talbot


/s/ MARCO F. VITULLI   Director                     July 12, 1994
_____________________
Marco F. Vitulli

               SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.



                            EXHIBITS

                               TO

                            FORM S-8

                              UNDER

                     SECURITIES ACT OF 1933


                  KOLL REAL ESTATE GROUP, INC.


PAGE>

                          EXHIBIT INDEX


EXHIBIT                                SEQUENTIALLY NUMBERED
NUMBER    EXHIBIT                                       PAGE

5         Opinion and consent of Brobeck, Phleger & Harrison.

23.1      Consent of Deloitte & Touche, Independent Auditors.

23.2      Consent of Kenneth Leventhal & Company, Independent
Auditors.

23.3      Consent of Brobeck, Phleger & Harrison is contained in
Exhibit 5.

24        Power of Attorney.  Reference is made to page II-4. of
this Registration Statement.

99.1      Koll Real Estate Group, Inc. 1993 Stock Option/Stock
Issuance Plan.

99.2 Form of Notice of Grant: Series A Preferred Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan.

99.3      Form of Stock Option Agreement: Series A Preferred
Stock to be generally used in connection with the 1993 Stock
Option/Stock Issuance Plan.

99.4      Form of Addendum to Stock Option Agreement (Limited
Stock Appreciation Rights).

99.5 Form of Notice of Grant: Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan.

99.6 Form of Stock Option Agreement: Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan.

99.7      Form of Addendum to Stock Option Agreement (Limited
Stock Appreciation Rights).

99.8      Form of Notice of Grant of Automatic Stock Option:
Series A Preferred Stock to be generally used in connection with the 1993 Stock Option/Stock Issuance Plan.

99.9      Form of Automatic Stock Option Agreement: Series A
Preferred Stock to be generally used in connection with the 1993
Stock Option/Stock Issuance Plan.

99.10     Form of Notice of Grant of Automatic Stock Option:
Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock Issuance Plan.

99.11     Form of Automatic Stock Option Agreement: Class A
Common Stock to be generally used in connection with the 1993
Stock Option/Stock Issuance Plan.

99.12     Form of Stock Issuance Agreement: Series A Preferred
Stock to be generally used in connection with the 1993 Stock
Option/Stock Issuance Plan - Director Fee Program.

99.13 Form of Stock Issuance Agreement: Class A Common Stock to be generally used in connection with the 1993 Stock
Option/Stock Issuance Plan - Director Fee Program.

                            EXHIBIT 5

       Opinion and consent of Brobeck, Phleger & Harrison


Brobeck, Phleger & Harrison
Two Embarcadero Place
2200 Geng Road
Palo Alto, CA  94303-0913
Telephone:  (415) 424-0160
Facsimile:  (415) 496-2885


                          July 12, 1994



Koll Real Estate Group, Inc.
4343 Von Karman Avenue
Newport Beach, California  92660

          Re:  Koll Real Estate Group, Inc. (the "Company")

        --Registration Statement for Offering of
               Shares of Series A Convertible Redeemable
               Preferred and Class A Common Stock

Dear Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 7,500,000 shares of Series A Convertible Redeemable Preferred Stock and (ii) 7,500,000 shares of Class A Common Stock under the Company's 1993 Stock Option/Stock Issuance Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of such Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Series A Convertible Redeemable Preferred and Class A Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ BROBECK, PHLEGER & HARRISON

                          EXHIBIT 23.1

       Consent of Deloitte & Touche, Independent Auditors


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Koll Real Estate Group, Inc. on Form S-8 of our report dated February 15, 1994 (March 28, 1994 as to the last paragraph of Note 9) (which expresses an unqualified opinion and includes explanatory and emphasis paragraphs that (i) describe the uncertainties inherent in estimating the amount that will ultimately be realized from the Bolsa Chica Project and
(ii) describe the settlement of an alleged tax deficiency relating to a predecessor company in which the Company is being charged with a net obligation of approximately $21 million) appearing in the Annual Report on Form 10-K of Koll Real Estate Group, Inc. for the year ended December 31, 1993.


/s/  DELOITTE & TOUCHE

San Diego, California
July 6, 1994

                          EXHIBIT 23.2

Consent of Kenneth Leventhal & Company, Independent Auditors.


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Koll Real Estate Group, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") of our report dated February 3, 1992 on the financial statements of Henley Properties, Inc. for the year ended December 31, 1991.


                             /s/  KENNETH LEVENTHAL & COMPANY

Newport Beach, California
July 6, 1994

                          EXHIBIT 23.3

Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5

                           EXHIBIT 24

   Power of Attorney. Reference is made to page II-4. of this Registration Statement

                          EXHIBIT 99.1

Koll Real Estate Group, Inc. 1993 Stock Option/Stock Issuance
Plan

                     KOLL REAL ESTATE GROUP

              1993 STOCK OPTION/STOCK ISSUANCE PLAN


                           ARTICLE ONE
                             GENERAL


I.     PURPOSE OF THE PLAN

          A. This 1993 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Koll Real Estate Group, a Delaware corporation (the "Corporation"), by providing
(i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Board and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

          B. The Plan shall become effective immediately upon adoption by the Board on November 29, 1993. Such date is hereby designated as the Effective Date of the Plan.

          C. The Corporation was formerly known as The Bolsa Chica Company, and this Plan shall serve as the successor to the 1988 Stock Plan of The Bolsa Chica Company (the "Predecessor Plan"). No further option grants or share issuances shall be made under the Predecessor Plan from and after the Effective Date of this Plan. All outstanding stock options under the Predecessor Plan on the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding stock options under this Plan. However, each outstanding option grant so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Series A Preferred Stock or Class A Common Stock thereunder.

II.     DEFINITIONS

          A.   For purposes of the Plan, the following
definitions shall be in effect:

          BOARD:  the Corporation's Board of Directors.

          CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

               a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

               b. a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          CLASS A COMMON STOCK:  shares of the Corporation's
Class A Common Stock, par value $.05 per share.

          CODE:  the Internal Revenue Code of 1986, as amended.

          COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

          CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

              a.    a merger or consolidation in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

               b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                               2.

               c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

          EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          EXERCISE DATE: the date on which the Corporation shall have received written notice of the option exercise.

          FAIR MARKET VALUE:  the Fair Market Value per share of
Series A Preferred Stock or Class A Common Stock determined in accordance with the following provisions:

               a. If the Series A Preferred Stock or Class A Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of that security on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Series A Preferred Stock or Class A Common Stock on the date in question, then the closing selling price per share of that security on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

               b. If the Series A Preferred Stock or Class A Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of that security on the date in question on the exchange serving as the primary market for the Series A Preferred Stock or the Class A Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Series A Preferred Stock or Class A Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price per share of that security on the exchange on the last preceding date for which such quotation exists.

                               3.

          HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

               a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

               b.   more than fifty percent (50%) of the
securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of
Section 16 of the 1934 Act.

          INCENTIVE OPTION: a stock option which satisfies the requirements of Code Section 422.

          1934 ACT: the Securities and Exchange Act of 1934, as amended.

          NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

          OPTIONEE: any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant
Program in effect under the Plan.

          PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

          SERIES A PREFERRED STOCK:  shares of the Corporation's
Series A Convertible Redeemable Preferred Stock, par value $.01 per share.

          SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of

                               4.

directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

          TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of the Series A Preferred Stock or the Class A Common Stock subject to the particular option surrendered to the Corporation in connection with a Hostile Take-Over on the date such option surrender is effected or (b) the highest reported price per share of that security paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

          B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

               - Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               - Each corporation (other than the Corporation) in an unbroken chain of corporations which begins with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.     STRUCTURE OF THE PLAN

          A. STOCK PROGRAMS. The Plan shall be divided into three (3) separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Director Fee Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Series A Preferred Stock or Class A Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee Board members shall at periodic intervals receive special option grants to purchase shares of Series A

                               5.

Preferred Stock and Class A Common Stock in accordance with the provisions of Article Three. Under the Director Fee Program, each non-employee Board member may, in accordance with the provisions of Article Four, elect to apply all or any portion of his or her annual retainer fee to the acquisition of unvested shares of Series A Preferred Stock or Class A Common Stock.

          B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Director Fee Program and shall accordingly govern the interests of all individuals under the Plan.

IV.       ADMINISTRATION OF THE PLAN

          A. The Discretionary Option Grant Program shall be administered by the Committee in its capacity as Plan Administrator. No non-employee Board member shall be eligible to serve on the Committee if such individual has, within the twelve
(12)-month period immediately preceding the date of his or her appointment to the Committee, received an option grant or direct stock issuance under this Plan or any other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant or Director Fee Program.

          B. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          C. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option or unvested share issuance thereunder.

          D. Administration of the Automatic Option Grant and Director Fee Programs shall be self-executing in accordance with the express terms and conditions of Article Three and Article Four, respectively, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants or share issuances made pursuant to those programs.

                               6.

   V.     OPTION GRANTS AND STOCK ISSUANCES

          A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two shall be limited to the following:

               -    officers and other key employees of the
Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

               - members of the Board or the members of the board of directors of any parent or subsidiary corporation; and

               -    those consultants or other independent
contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          B. Non-employee Board members who serve as Plan Administrator shall not, during their period of service as such, be eligible to participate in the Discretionary Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations), other than the Automatic Option Grant and Director Fee Programs, to the extent they are eligible for participation in those latter programs in accordance with the provisions of Articles Three and Four.

          C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option is to remain outstanding.

  VI.     STOCK SUBJECT TO THE PLAN

          A. Shares of Series A Preferred Stock and Class A Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Series A Preferred Stock and Class A Common Stock or from reacquired shares of Series A Preferred Stock and Class A Common Stock, including shares repurchased by the Corporation on the open market. 7,500,000 shares of Series A Preferred Stock and 7,500,000 shares of Class A Common Stock may be issued over the term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section
VI. Such authorized share reserve is comprised of (i) the number of shares

                               7.

 of Series A Preferred Stock and Class A Common Stock which remained available for issuance, as of the Effective Date, under the Predecessor Plan, including the shares subject to the outstanding options incorporated into this Plan and any other shares which remained available for future option grant under the Predecessor Plan (estimated to be 3,000,000 shares of Class A Common Stock and 3,000,000 shares of Series A Preferred Stock), plus (ii) an additional increase of 4,500,000 shares of Series A Preferred Stock and (iii) an additional increase of 4,500,000 shares of Class A Common Stock.

          B. Upon each redemption or conversion of the outstanding shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock at the time available for issuance under the Plan and the number of shares of Series A Preferred Stock subject to stock options at the time outstanding under the Plan shall be decreased by the same percentage by which the number of outstanding shares of Series A Preferred Stock is decreased by reason of such redemption or conversion, and the number of shares of Class A Common Stock at the time available for issuance under the Plan and the number of shares of Class A Common Stock subject to stock options at the time outstanding under the Plan which would otherwise be exercisable for Series A Preferred Stock shall be correspondingly increased by the number of shares obtained by multiplying (i) the number of shares of Series A Preferred Stock no longer issuable under the Plan or no longer subject to each such outstanding stock option by (ii) the number of shares of Class A Common Stock into which each such redeemed or converted share of Series A Preferred Stock was at the time convertible on a per-share basis. In addition, the option exercise price per share of Series A Preferred Stock in effect under each outstanding option shall, upon each redemption or conversion of the outstanding shares of Series A Preferred Stock, be adjusted by dividing (i) such exercise price per share (as such price relates to the shares of Class A Common Stock issuable under the option in place of the Series A Preferred Stock) by (ii) the number of shares of Class A Common Stock into which each such redeemed or converted share of Series A Preferred Stock was at the time convertible on a per-share basis.

          C. In no event shall there be issued over the term of the Plan more than (i) 15,000,000 shares in the aggregate of Series A Preferred Stock and Class A Common Stock plus (ii) any additional shares of Class A Common Stock which become issuable under Section B of this Article VI by reason of the conversion or redemption of the outstanding shares of Series A Preferred Stock, to the extent each such Series A share was convertible for more than one share of Class A Common Stock at the time of such conversion or redemption. The foregoing share limitations shall be subject to periodic adjustment in accordance with the provisions of Section G of this Article VI.

                               8.

          D. In no event may the aggregate number of shares of Series A Preferred Stock and Class A Common Stock for which any one individual participating in this Plan may be granted stock options, separately exercisable stock appreciation rights and direct share issuances exceed 5,000,000 shares over the term of this Plan.

          E. To the extent one or more outstanding options under the Predecessor Plan which have been incorporated into this Plan are subsequently exercised, the number of shares of Series A Preferred Stock or Class A Common Stock issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares of Series A Preferred Stock or Class A Common Stock (as the case may be) available for subsequent issuance under this Plan.

          F. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section IV of Article Two and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Series A Preferred Stock and Class A Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Series A Preferred Stock or Class A Common Stock or should shares of Series A Preferred Stock or Class A Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Series A Preferred Stock or Class A Common Stock (as the case may be) available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Series A Preferred Stock or Class A Common Stock actually issued to the holder of such option or share issuance.

          G. Should any change be made to the Series A Preferred Stock or Class A Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Series A Preferred Stock or Class A Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to
(i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities in the aggregate for

                               9.

which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct share issuances over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants or share issuances are subsequently to be made to each newly-elected or continuing non-employee Board member under the Automatic Option Grant or Director Fee Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Discretionary Option Grant or Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                               10.

                           ARTICLE TWO

               DISCRETIONARY OPTION GRANT PROGRAM


   I.     TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.


          A.   EXERCISE PRICE.

               1. The exercise price per share of Series A Preferred Stock or Class A Common Stock subject to any option granted under this Article Two shall be fixed by the Plan Administrator at the time of the grant, but in no event shall such exercise price be less than one hundred percent (100%) of the Fair Market Value per share of that security on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of
Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                    a.  full payment in cash or check made
payable to the Corporation's order;

                    b.  full payment in shares of Series A
Preferred Stock or Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

                    c.  full payment in a combination of shares
of Series A Preferred Stock or Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the

                               11.

Exercise Date and cash or check drawn to the Corporation's order;
or

                    d. to the extent the option is exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice.

          B.   TERM AND EXERCISE OF OPTIONS.

          Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.


          C.   TERMINATION OF SERVICE.

               1. The following provisions shall govern the exercise period applicable to any outstanding options under this Article Two held by the Optionee at the time of cessation of Service or death.

               - Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph 3 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by

                               12.

the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

               - Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise such option, however, shall lapse upon the earlier of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

               - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the
Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

               - Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

               -    Should (i) the Optionee's Service be
terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or
(ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

                               13.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph 1 above, not only with respect to the number of vested shares of Series A Preferred Stock or Class A Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

               3. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph 1 above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

          D. STOCKHOLDER RIGHTS. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          E. REPURCHASE RIGHTS. The shares of Series A Preferred Stock or Class A Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

               -    The Plan Administrator shall have the
discretion to authorize the issuance of unvested shares of Series
A Preferred Stock or Class A Common Stock under this Article Two.

Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

               -    All of the Corporation's outstanding
repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon

                               14.

the occurrence of a Corporate Transaction, except to the extent:
(i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

               -    The Plan Administrator shall have the
discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.     INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

          A. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Series A Preferred Stock and Class A Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Series A Preferred Stock or Class A Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

          B. 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of

                               15.

the Corporation or any one of its parent or subsidiary corporations, then the exercise price per share or the Series A Preferred Stock or Class A Common Stock subject to that option shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of that security on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

          Except as modified by the preceding provisions of this
Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.     CORPORATE TRANSACTIONS/CHANGES IN CONTROL

          A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Series A Preferred Stock or Class A Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent:
(i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause
(i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article
Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

          C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the

                               16.

aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate
Transaction shall be appropriately adjusted.

          D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for both (i) the automatic acceleration of one or more outstanding options granted under this Article Two Plan which are assumed or replaced in a Corporate Transaction and do not otherwise accelerate at that time and (ii) the immediate termination of one or more of the Corporation's outstanding repurchase rights which are assigned in connection with such Corporate Transaction and do not otherwise terminate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

          E.   The Plan Administrator shall have the
discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the immediate termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

          F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this
Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of
Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

                               17.

  IV.     STOCK APPRECIATION RIGHTS

          A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares of Series A Preferred Stock or Class A Common Stock in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

          B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IV may be made in shares of Series A Preferred Stock or Class A Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five
(5) business days after the receipt of the rejection notice or
(ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

          D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights with respect to their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right in effect for at least six (6) months to the Corporation, to the extent such option is at the time exercisable for fully-vested shares of Series A Preferred Stock or Class A Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Series A Preferred Stock or Class A Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such shares. The

                                 18.

cash distribution payable upon such option surrender shall be made within five (5) days following the date the option is surrendered to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

          E.   The shares of Series A Preferred Stock or Class A
Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall NOT be available for subsequent issuance under the Plan.

                               19.

                          ARTICLE THREE

                 AUTOMATIC OPTION GRANT PROGRAM


I.     ELIGIBILITY

          The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to the following individuals:

               -    each individual serving as a non-employee
Board member on the Effective Date; and

               -    each individual who is first elected or
appointed as a non-employee Board member after the Effective
Date, whether through appointment by the Board or election by the Corporation's stockholders.

II.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A. GRANT DATES. Each individual serving as a non-employee Board member on the Effective Date shall automatically be granted on such Effective Date a Non-Statutory Option to purchase 125,000 shares of Class A Common Stock and a Non-Statutory Option to purchase 125,000 shares of Series A Preferred Stock upon the terms and conditions of this Article Three. Each individual who is first elected or appointed as a non-employee Board member after the Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 125,000 shares of Class A Common Stock and a Non-Statutory Option to purchase 125,000 shares of Series A Preferred Stock upon the terms and conditions of this Article Three. In no event, however, shall any non-employee Board member be eligible to receive any such automatic option grant if such individual has previously been in the employ of the Corporation or any parent or subsidiary corporation.

          Upon each redemption or conversion of the outstanding shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock at the time subject to the outstanding stock options under this Automatic Option Grant Program and the number of shares of Series A Preferred Stock for which automatic option grants are subsequently to be made to each newly-elected non-employee Board member shall be decreased by the same percentage by which the number of outstanding shares of Series A Preferred Stock is decreased by reason of such redemption or conversion, and both (A) the number of shares of Class A Common Stock at the time subject to outstanding stock options under this Automatic Option Grant Program which would otherwise be exercisable for Series A

                               20.

Preferred Stock and (B) the number of shares of Class A Common Stock for which automatic option grants are subsequently to be made to each newly-elected non-employee Board member shall be correspondingly increased by the number of shares obtained by multiplying (i) the number of shares of Series A Preferred Stock no longer subject to each such outstanding stock option or no longer issuable in the future per newly-elected non-employee Board member by (ii) the number of shares of Class A Common Stock into which each such redeemed or converted share of Series A Preferred Stock was at the time convertible on a per-share basis.

In addition, the option exercise price per share of Series A Preferred Stock in effect under each outstanding automatic option grant shall, upon each redemption or conversion of the outstanding shares of Series A Preferred Stock, be adjusted by dividing (i) such exercise price per share (as such price relates to the shares of Class A Common Stock issuable under the option in place of the Series A Preferred Stock) by (ii) the number of shares of Class A Common Stock into which each such redeemed or converted share of Series A Preferred Stock was at the time convertible on a per-share basis.

          B. EXERCISE PRICE. The exercise price per share of Series A Preferred Stock or Class A Common Stock subject to each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of that security on the automatic grant date.

          C. PAYMENT. The exercise price shall be payable in one of the alternative forms specified below:

               1. full payment in cash or check made payable to the Corporation's order;

               2.   full payment in shares of Series A Preferred
Stock or Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date;

               3. full payment in a combination of shares of Series A Preferred Stock or Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

               4. to the extent the option is exercised for vested shares, full payment through a sale and remittance procedure pursuant to which the non-employee Board member shall concurrently provide irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares

                               21.

and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested shares, payment of the exercise price must accompany the exercise notice. However, if the option is exercised for any unvested shares, then the optionee must also execute and deliver to the Corporation, at time of such exercise, a stock purchase agreement for those unvested shares which provides the Corporation with the right to repurchase, at the exercise price paid per share, any unvested shares held by the optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of any shares purchased under the option while those shares remain subject to the Corporation's repurchase right.

          D. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

          E. EXERCISABILITY/VESTING. Each automatic grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The option shares shall vest, and the Corporation's repurchase right shall lapse, as follows:

               - Forty percent (40%) of the option shares shall vest upon the Optionee's completion of one (1) year of Board service measured from the automatic grant date.

               - An additional thirty percent (30%) of the option shares shall vest upon the Optionee's completion of two
(2) years of Board service measured from the automatic grant date.

               - The remaining thirty percent (30%) of the option shares shall vest upon the Optionee's completion of three
(3) years of Board service measured from the automatic grant date.

          Vesting of the option shares shall be subject to acceleration as provided in Section II.G and Section III of this Article Three. In no event, however, shall any additional option shares vest after the Optionee's cessation of Board service.

                               22.

          F. NON-TRANSFERABILITY. During the lifetime of the Optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

          G.   EFFECT OF TERMINATION OF BOARD SERVICE.

               - Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding an automatic option grant under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise such option for any or all of the option shares in which the Optionee is vested at the time of such cessation of Board service. The option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Optionee is not otherwise at that time vested.

               - Should the Optionee die within six (6) months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise such option shall lapse upon the expiration of the (12)-month period measured from the date of the Optionee's death.

               - Should the Optionee die or become Permanently Disabled while serving as a Board member, then the shares of Series A Preferred Stock and Class A Common Stock at the time subject to any automatic option grant held by such Optionee under this Article Three shall immediately vest in full, and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the options are transferred upon the Optionee's death) shall have a twelve (12)-month period following the date of the Optionee's cessation of Board service in which to exercise such option for any or all of those vested shares of Series A Preferred Stock or Class A Common Stock.

               - In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period above or (if earlier) upon

                               23.

the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which the option was not otherwise exercised.

          H. STOCKHOLDER RIGHTS. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          I. REMAINING TERMS. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreements attached as Exhibits A and B.

III.     CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE
         TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Series A Preferred Stock or Class A Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full, and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Series A Preferred Stock or Class A Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor entity (or parent thereof).

          B. In connection with any Change in Control of the Corporation, the shares of Series A Preferred Stock or Class A Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full, and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Series A Preferred Stock or Class A Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares. Each such option shall remain so exercisable following the Change in Control until the expiration or sooner termination of the option term.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender any option held by him or her under this Article Three to the

                               24.

Corporation, to the extent such option has been outstanding for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Series A Preferred Stock or Class A Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over
(ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

          D.   The shares of Series A Preferred Stock or Class A
Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under the Plan.

          E. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  IV.     AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

          A. LIMITED AMENDMENTS. The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                               25.

                          ARTICLE FOUR

                      DIRECTOR FEE PROGRAM

I.    ELIGIBILITY

          Each individual serving as a non-employee Board member shall be eligible to apply all or any portion of the annual retainer fee otherwise payable to him or her in cash to the acquisition of unvested shares of Class A Common Stock or Series A Preferred Stock under this Article Four Program.

II.    ELECTION PROCEDURE

          A. FILING. The non-employee Board member must make the stock-in-lieu-of-fee election prior to the start of the calendar year for which the election is to be effective. The first calendar year for which any such election may be filed shall be the 1994 calendar year. The election must be filed with the Plan Administrator on the appropriate form provided for this purpose, and the election, once filed, shall be irrevocable. The election for any upcoming calendar year may be filed at any time prior to the start of that year, but in no event later than December 31 of the immediately preceding calendar year. The non-employee Board member may file a standing election to be in effect for two or more consecutive calendar years or to remain in effect indefinitely until revoked by written instrument filed with the Plan Administrator at least six (6) months prior to the start of the first calendar year for which such standing election is no longer to remain in effect.

          B. ELECTION FORM. On the election form, the non-employee Board member must indicate the percentage or dollar amount of his or her annual retainer fee to be applied to the acquisition of unvested shares under this Article Four Program and the type of shares (Series A Preferred Stock or Class A Common Stock) to be issued in lieu of such fee. The non-employee Board member may elect to apply a portion of the fee to the acquisition of Series A Preferred Stock and a portion to the acquisition of Class A Common Stock.

III.    SHARE ISSUANCE

          A. ISSUE DATE. On the first trading day in January of the calendar year for which the election is effective, the portion of the retainer fee subject to such election shall automatically be applied to the acquisition of the selected shares of Series A Preferred Stock or Class A Common Stock by dividing the elected dollar amount by the Fair Market Value per share of the Class A Common Stock or Series A Preferred Stock (as the case may be) on that trading day. The number of issuable shares shall be rounded

                               26.

down to the next whole share, and the issued shares shall be held in escrow by the Secretary of the Corporation until the non-employee Board member vests in those shares. The non-employee Board member shall have full stockholder rights, including voting, dividend and liquidation rights, with respect to all issued shares held in escrow on his or her behalf, but such shares shall not be assignable or transferable while they remain unvested.

          B. VESTING. Upon completion of each calendar quarter of Board service during the year for which the election is in effect, the non-employee Board member shall vest in one-fourth of the issued shares, and the stock certificate for those shares shall be released from escrow. Immediate vesting in all the issued shares shall occur in the event (i) the non-employee Board member should die or become Permanently Disabled during his or her period of Board service or (ii) there should occur a Corporate Transaction or Change in Control while such individual remains in Board service. Should such individual cease Board service prior to vesting in one or more quarterly installments of the issued shares, then those unvested shares shall immediately be surrendered to the Corporation for cancellation, and the non-employee Board member shall not be entitled to any cash payment or other consideration from the Corporation with respect to the cancelled shares and shall have no further stockholder rights with respect to such shares.

   IV.    AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

          A. LIMITED AMENDMENTS. The provisions of this Director Fee Program, together with the unvested share issuances outstanding under this Article Four, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                               27.

                          ARTICLE FIVE

                          MISCELLANEOUS


I.     LOANS OR INSTALLMENT PAYMENTS

          A. The Plan Administrator may, in its discretion, assist any Optionee (including an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or
(ii) permitting the Optionee to pay the exercise price for the purchased shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances.

Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the exercise price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

          B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.     AMENDMENT OF THE PLAN AND AWARDS

          A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment, and
(ii) any amendment made to the Automatic Option Grant or Director Fee Program (or any stock options or share issuances outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three and Section IV of Article Four. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, increase the number of shares issuable per newly-elected non-employee Board member under the Automatic Option Grant Program or increase the maximum number of shares of Series A

                               28.

Preferred Stock and Class A Common Stock for which any one participant may receive stock options, separately exercisable stock appreciation rights and direct share issuances over the term of the Plan, except for permissible adjustments under
Section VI.G and Section VI. H of Article One, (ii) materially modify the eligibility requirements for plan participation or
(iii) materially increase the benefits accruing to plan participants.

          B. Options to purchase shares of Series A Preferred Stock and Class A Common Stock may be granted under the Discretionary Option Grant Program, which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then
(i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III.     TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Series A Preferred Stock and Class A Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of Non-Statutory Options (other than the automatic option grants made pursuant to Article Three of the
Plan) or unvested shares (other than the unvested shares issued under the Director Fee Program) with the right to use shares of the Corporation's Series A Preferred Stock and Class A Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                               29.

          STOCK WITHHOLDING: The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Series A Preferred Stock or Class A Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          STOCK DELIVERY: The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Series A Preferred Stock or Class A Common Stock previously acquired by such individual (other than in connection with the option exercise triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

IV.     EFFECTIVE DATE AND TERM OF PLAN

          A. This Plan shall become effective immediately upon adoption by the Board, and the initial stock options may be made under the Plan immediately upon the November 29, 1993 Effective Date. However, no stock options granted under the Plan shall become exercisable, and no share issuances under the Plan shall vest, unless and until the Plan is approved by the Corporation's stockholders at the 1994 Annual Meeting. Should such stockholder approval not be obtained, then all stock options and share issuances initially made under this Plan shall terminate and cease to be outstanding, and no further stock option grants or share issuances shall be made under this Plan. However, in such event, the Predecessor Plan shall automatically be reinstated, as of the date of the 1994 Annual Stockholders Meeting, in accordance with the provisions of the plan document as last approved by the Corporation's stockholders (including the available share reserve thereunder), and all options incorporated into this Plan from the Predecessor Plan shall be retransferred to the reinstated
Predecessor Plan.

          B. Each stock option grant outstanding under the Predecessor Plan immediately prior to the Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Series A Preferred Stock or Class A Common Stock thereunder.

                               30.

          C.   The option/vesting acceleration provisions of
Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options which are outstanding under the Predecessor Plan on the Effective Date but which do not otherwise provide for such acceleration.

          D.   The Plan shall terminate upon the earlier of
(i) November 28, 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Director Fee Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

V.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes

VI.     REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Director Fee Program and the issuance of Series A Preferred Stock or Class A Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Series A Preferred Stock and Class A Common Stock issued pursuant to it.

          B. No shares of Series A Preferred Stock or Class A Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Series A Preferred Stock and Class A Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Series A Preferred Stock or Class A Common Stock is then listed for trading.

VII.     NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any

                                 31.

individual the right to remain in the Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

VIII.     MISCELLANEOUS PROVISIONS

          A. Except to the extent otherwise expressly provided under the Plan, the right to acquire Series A Preferred Stock or Class A Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

          B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees and any holders of unvested shares under the Plan, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                               32.

                          EXHIBIT 99.2

Form of Notice of Grant: Series A Preferred Stock to be generally used in connection with the 1993 Stock Option/Stock Issuance Plan

                     KOLL REAL ESTATE GROUP
                 NOTICE OF GRANT OF STOCK OPTION


          Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Series A
Convertible Redeemable Preferred Stock of Koll Real Estate Group
(the "Corporation"):

     OPTIONEE:

     GRANT DATE:

     OPTION EXERCISE PRICE:   $____ per share

     NUMBER OF OPTION SHARES: ___ shares of Series A
     Convertible Redeemable Preferred Stock

     EXPIRATION DATE: ___

     TYPE OF OPTION:   X   Incentive Stock Option
                           Non-Statutory Option

     EXERCISE SCHEDULE:  The Option shall become exercisable for
(i) fifty percent (50%) of the Option Shares upon Optionee's completion of two (2) years of Service (as defined in the attached Stock Option Agreement) measured from the Grant Date, and (ii) the remaining fifty percent (50%) of the Option Shares upon the Optionee's completion of three (3) years of Service measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares following the Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Koll Real Estate Group 1993 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporate Offices at 4343 Von Karman Boulevard, Newport Beach, CA 92660.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

DATED:  __________, 199__

                           KOLL REAL ESTATE GROUP



                           ______________________
                           By:
                           Title:

                           _______________, OPTIONEE

                           Address:


ATTACHMENTS
EXHIBIT A:  STOCK OPTION AGREEMENT
EXHIBIT B:  PLAN PROSPECTUS

                               2.

                            EXHIBIT A

                     STOCK OPTION AGREEMENT

                            EXHIBIT B

                         PLAN PROSPECTUS

                          EXHIBIT 99.3

Form of Stock Option Agreement: Series A Preferred Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan

                     KOLL REAL ESTATE GROUP
                     STOCK OPTION AGREEMENT


                           WITNESSETH:

RECITALS

          A. The Corporation's Board of Directors (the "Board") has adopted the Corporation's 1993 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.

          B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to purchase shares of the Corporation's Series A Convertible Redeemable Preferred Stock ("Series A Preferred Stock").

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Series A Preferred Stock (the "Option Shares") as is specified in the Grant Notice. Such Option Shares shall be purchasable from time to time during the option term at the option exercise price (the "Option Exercise Price") specified in the Grant Notice.

          2. OPTION TERM. This option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. This option shall be exercisable only by Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death.

          4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in accordance with the installment schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6 of this Agreement. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service (as defined in Paragraph 5 below).

          5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to remain outstanding) prior to the Expiration Date in accordance with the following provisions:

          a. Upon Optionee's cessation of Service for any reason, this option shall immediately terminate and cease to remain outstanding for any Option Shares for which it is not otherwise at that time exercisable.

          b. Should Optionee cease Service for any reason other than death or permanent disability while this option remains outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such three (3)-month period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to remain outstanding for any vested Option Shares for which this option has not otherwise been exercised.

          c. Should Optionee die while in Service or within the three (3)-month period following his or her cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service, less any Option Shares subsequently purchased by Optionee prior to death. Such right shall lapse, and this option shall terminate and cease to remain outstanding for any vested Option Shares for which this option has not otherwise been exercised, upon the earlier of
(i) the first anniversary of the date of Optionee's death or
(ii) the Expiration Date.

                               2.

          d. Should Optionee become permanently disabled and cease by reason thereof to remain in Service at any time during the option term, then Optionee shall have a twelve (12)-month period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to remain outstanding for any vested Option Shares for which this option has not otherwise been exercised.

          e. Should (i) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to remain outstanding.

          f. During the limited period of post-Service exercisability applicable pursuant to subparagraphs b. through d.
above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6 of this Agreement.

          g. For purposes of this Agreement, the following definitions shall be in effect:

              - Optionee shall be deemed to remain in SERVICE for so long as such individual performs services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.


              -     Optionee shall be considered to be an
EMPLOYEE for so long as such individual performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control

                               3.

and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

              - Optionee shall be deemed to be PERMANENTLY DISABLED and to have incurred a PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

              - A corporation shall be considered to be a SUBSIDIARY of the Corporation if it is a member of an unbroken chain of corporations which begins with the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              - A corporation shall be considered to be a PARENT of the Corporation if it is a member of an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


          6.   CORPORATE TRANSACTION.

          A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a
"Corporate Transaction"):

         - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

          - the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                               4.

          - any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Series A Preferred Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction (the excess of the Fair Market Value (as such term is defined in Paragraph 9.B. below) of the Option Shares at the time subject to this option over the aggregate Option Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same vesting schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

          B. Any portion of this option accelerated in connection with any Corporate Transaction shall remain exercisable as an incentive stock option under the Federal tax laws (if the option is designated as such in the Grant Notice) only to the extent the applicable dollar limitation of Paragraph
17 is not exceed in the calendar year of such Corporate
Transaction.

          C. This option, to the extent not previously exercised, shall terminate and cease to be outstanding immediately following the consummation of such Corporate Transaction, unless it is expressly assumed by the successor corporation or parent thereof.

          D. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge,


                               5.

consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.   ADJUSTMENT IN OPTION SHARES.

          A. In the event any change is made to the Series A Preferred Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Series A Preferred Stock as a class effected without the Corporation's receipt of consideration (other than the redemption or conversion of such Series A shares), the Plan Administrator shall make appropriate adjustments to (i) the number and/or class of securities subject to this option and (ii) the Option Exercise Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

          B. Upon each redemption or conversion of the Corporation's outstanding shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock at the time subject to this option shall automatically be decreased by the same percentage by which the number of outstanding shares of Series A Preferred Stock is decreased by reason of such redemption or conversion, and in lieu of such Series A shares, the securities subject to this option shall automatically be converted into that number of shares of the Corporation's Class A Common Stock obtained by multiplying (i) the number of shares of Series A Preferred Stock no longer subject to this option by (ii) the number of shares of Class A Common Stock into which each such redeemed or converted share of Series A Preferred Stock was at the time convertible on a per-share basis. In addition, the Option Exercise Price payable per share of the Class A Common Stock which becomes subject to this option shall be determined by dividing (i) the Option Exercise Price per share in effect for the Series A Preferred Stock immediately prior to the redemption or conversion of such Series A shares by (ii) the number of shares of Class A Common Stock into which each such redeemed or converted share of Series A Preferred Stock was at the time convertible on a per-share basis. To the extent this option becomes exercisable for shares of Class A Common Stock, all references in this Agreement to the Series A Preferred Stock shall automatically be converted into references to shares of the Class A Common Stock.

          C. If this option is assumed in connection with any Corporate Transaction under Paragraph 6 or is otherwise to continue outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been

                               6.

issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Exercise Price payable per share, provided the aggregate Option Exercise Price payable hereunder shall remain the same.

          8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Exercise Price for the purchased Option Shares. The purchased Option Shares shall possess all the rights, preferences and privileges and shall be subject to all the restrictions and limitations applicable to the Corporation's Series A Preferred Stock, as set forth in the Certificate of Determination for the Series A Preferred Stock.

          9.   MANNER OF EXERCISING OPTION.

          A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

         - Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

         - Pay the aggregate Option Exercise Price for the purchased shares through one or more of the following alternatives:

               (a) full payment in cash or by check made payable to the Corporation's order;

               (b) full payment in shares of Series A Preferred Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

               (c) full payment in a combination of shares of Series A Preferred Stock held for the requisite period necessary to avoid a charge to the Corporation's

                               7.

reported earnings and valued at Fair Market Value on the Exercise
Date and cash or check payable to the Corporation's order; or

               (d) full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         -     Furnish to the Corporation appropriate
documentation that the person or persons exercising the option
(if other than Optionee) have the right to exercise this option.

          B. For purposes of this Agreement, the EXERCISE DATE shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such Exercise Notice. For all valuation purposes under this Agreement, the FAIR MARKET VALUE per share of Series A Preferred Stock on any relevant date shall be the closing selling price per share of that security on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no such reported price on the date in question, then the Fair Market Value shall be the closing selling price per share of the Series A Preferred Stock on the last preceding date for which such quotation exists.

          C.   As soon as practical after receipt of the Exercise
Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased Option Shares.

          D. In no event may this option be exercised for any fractional shares.

                               8.

          10. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          11. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of Series A Preferred Stock may be listed for trading at the time of such exercise and issuance.

          12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

          13.  LIABILITY OF CORPORATION.

          A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of Section II of Article Six of the Plan.

          B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Series A Preferred Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Series A Preferred Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

          14. NO EMPLOYMENT/SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

                               9.

          15. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 4343 Von Karman Boulevard, Newport Beach, CA 92660. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          17.  ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK
OPTION. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

               a.   This option shall cease to qualify for
favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph
5) or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of permanent disability.

               b. If this option is to become exercisable in a series of installments as indicated in the Grant Notice, no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant
Date) of the Series A Preferred Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Series A Preferred Stock or other securities (including, without limitation, the Corporation's Class A Common Stock) for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date


                               10.

(whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Series A Preferred Stock for which this option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.

               c. Should the exercisability of this option be accelerated upon a Corporate Transaction in accordance with Paragraph 6, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Series A Preferred Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Series A Preferred Stock or other securities (including, without limitation, the Corporation's Class A Common Stock) for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Series A Preferred Stock for which this option first becomes exercisable in the calendar year of such Corporate Transaction exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory option.

               d. Should the Optionee hold, in addition to this option, one or more other options to purchase Series A Preferred Stock or other securities which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

                               11.

               e. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, Optionee will recognize compensation income in connection with the acquisition of one or more Option Shares hereunder, and Optionee must make appropriate arrangements for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to such compensation income.

          18. ADDITIONAL TERMS APPLICABLE TO A NON-STATUTORY STOCK OPTION. In the event this option is designated a non-statutory stock option in the Grant Notice, Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the exercise of this option.

          19. STOCKHOLDER APPROVAL. Notwithstanding any provision to the contrary in this Agreement, this option may not be exercised in whole or in part at any time prior to the approval of the Plan by the Corporation's stockholders at the 1994 Annual Meeting. In the event such stockholder approval is not obtained, this option shall thereupon terminate and cease to remain outstanding without ever becoming exercisable for any of the Option Shares.

                               12.

                            EXHIBIT I
               NOTICE OF EXERCISE OF STOCK OPTION


          I hereby notify Koll Real Estate Group (the
"Corporation") that I elect to purchase __________ shares of the Corporation's Series A Convertible Redeemable Preferred Stock (the "Purchased Shares") at the option exercise price of $___________ per share (the "Option Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1993 Stock Option/Stock Issuance Plan on ____________________, 199___.

          Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Option Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Option Exercise Price for the Purchased Shares.

___________________, 199__
Date

                              __________________________
                              Optionee

                              Address:


Print name in exact manner
it is to appear on the
stock certificate:            __________________________

Address to which certificate
is to be sent, if different
from address above:           _________________________

                              _________________________


Social Security Number:       _________________________

Employee Number:              _________________________

                          EXHIBIT 99.4

           Form of Addendum to Stock Option Agreement
               (Limited Stock Appreciation Rights)

                            ADDENDUM
                               TO
                     STOCK OPTION AGREEMENT


          The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement dated ___________________, 199___ (the "Option
Agreement") by and between Koll Real Estate Group, Inc. (the "Corporation") and ________________________________ ("Optionee")
evidencing the stock option granted on such date to Optionee under the terms of the Corporation's 1993 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms used in this Addendum, to the extent not otherwise specifically defined herein, shall have the meanings assigned to such terms in the Option Agreement.

                LIMITED STOCK APPRECIATION RIGHT

          Optionee is hereby granted a limited stock appreciation right in tandem with the option, exercisable upon the terms and conditions set forth below:

            (i) Should a Hostile Take-Over occur at any time after the option has been outstanding for a period of at least six (6) months measured from the Effective Date of this Addendum indicated below, then Optionee shall have the unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender the option to the Corporation, to the extent such option is at the time exercisable for vested shares of Series A Preferred Stock. In return for the surrendered option, Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Series A Preferred Stock at the time vested under the surrendered option (or surrendered portion) over (B) the aggregate Option Price payable for such vested shares.

           (ii) To exercise this limited stock appreciation right, Optionee must provide the Corporation with written notice of the option surrender during the applicable thirty (30)-day exercise period, and such notice must be accompanied by the return of Optionee's copy of the Option Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the vested shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those vested Option Shares under the Option Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in accordance with the terms and provisions of the Option Agreement, and the Corporation shall issue to the Optionee a new Option Agreement for those remaining Option Shares in substantially the same form as the surrendered Option Agreement.

          (iii)     For purposes of this limited stock
appreciation right, the following definitions shall be in effect:

                    - A HOSTILE TAKE-OVER shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                    - more than fifty percent (50%) of the
securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of
Section 16 of the Securities Exchange Act of 1934, as amended.

                    - The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (A) the Fair Market Value per share of Series A Preferred Stock on the option surrender date, as determined in accordance with the valuation provisions of Paragraph 9.b. of the Option Agreement, or (B) the highest reported price per share paid by the tender offeror in effecting the Hostile Take-Over. However, if the surrendered option is designated as an Incentive Option in the Grant Notice, then the Take-Over Price shall not exceed the clause (A) price per share.

           (iv)     In no event may this limited stock
appreciation right be exercised when there is not a positive spread between the Fair Market Value of the Option Shares and the aggregate Option Price payable for such shares. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

          IN WITNESS WHEREOF, Koll Real Estate Group, Inc. has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.

                           KOLL REAL ESTATE GROUP, INC.


                           By__________________________
                           Title

                           ______________, OPTIONEE

EFFECTIVE DATE:            ______________, 199__

                          EXHIBIT 99.5

Form of Notice of Grant: Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock Issuance
Plan.

                     KOLL REAL ESTATE GROUP
                 NOTICE OF GRANT OF STOCK OPTION


          Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Class A Common
Stock of Koll Real Estate Group (the "Corporation"):

     OPTIONEE:

     GRANT DATE:

     OPTION EXERCISE PRICE:    $_______ per share

     NUMBER OF OPTION SHARES:  ______ shares of Class A
     Common Stock

     EXPIRATION DATE:

     TYPE OF OPTION:   X   Incentive Stock Option
                           Non-Statutory Option

     EXERCISE SCHEDULE:  The Option shall become exercisable for
(i) fifty percent (50%) of the Option Shares upon Optionee's completion of two (2) years of Service (as defined in the attached Stock Option Agreement) measured from the Grant Date, and (ii) the remaining fifty percent (50%) of the Option Shares upon the Optionee's completion of three (3) years of Service measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares following the Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Koll Real Estate Group 1993 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporate Offices at 4343 Von Karman Boulevard, Newport Beach, CA 92660.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

DATED:  __________, 199__

                           KOLL REAL ESTATE GROUP


                           ______________________
                           By:
                           Title:

                           ____________, OPTIONEE

                           Address:



ATTACHMENTS
EXHIBIT A:  STOCK OPTION AGREEMENT
EXHIBIT B:  PLAN PROSPECTUS

                               2.

                            EXHIBIT A

                     STOCK OPTION AGREEMENT

                            EXHIBIT B

                         PLAN PROSPECTUS

                          EXHIBIT 99.6

Form of Stock Option Agreement: Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan

                     KOLL REAL ESTATE GROUP
                     STOCK OPTION AGREEMENT


                           WITNESSETH:

RECITALS

          A. The Corporation's Board of Directors (the "Board") has adopted the Corporation's 1993 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.

          B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to purchase shares of the Corporation's Class A Common Stock ("Class A Common Stock").

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Class A Common Stock (the "Option Shares") as is specified in the Grant Notice. Such Option Shares shall be purchasable from time to time during the option term at the option exercise price (the "Option Exercise Price") specified in the Grant Notice.

          2. OPTION TERM. This option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. This option shall be exercisable only by Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death.

          4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in accordance with the installment schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6 of this Agreement. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service (as defined in Paragraph 5 below).

          5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to remain outstanding) prior to the Expiration Date in accordance with the following provisions:

          a. Upon Optionee's cessation of Service for any reason, this option shall immediately terminate and cease to remain outstanding for any Option Shares for which it is not otherwise at that time exercisable.

          b. Should Optionee cease Service for any reason other than death or permanent disability while this option remains outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such three (3)-month period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to remain outstanding for any vested Option Shares for which this option has not otherwise been exercised.

          c. Should Optionee die while in Service or within the three (3)-month period following his or her cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service, less any Option Shares subsequently purchased by Optionee prior to death. Such right shall lapse, and this option shall terminate and cease to remain outstanding for any vested Option Shares for which this option has not otherwise been exercised, upon the earlier of
(i) the first anniversary of the date of Optionee's death or
(ii) the Expiration Date.

                               2.

          d. Should Optionee become permanently disabled and cease by reason thereof to remain in Service at any time during the option term, then Optionee shall have a twelve (12)-month period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to remain outstanding for any vested Option Shares for which this option has not otherwise been exercised.

          e. Should (i) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to remain outstanding.

          f. During the limited period of post-Service exercisability applicable pursuant to subparagraphs b. through d.
above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6 of this Agreement.

          g. For purposes of this Agreement, the following definitions shall be in effect:

              - Optionee shall be deemed to remain in SERVICE for so long as such individual performs services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

              -     Optionee shall be considered to be an
EMPLOYEE for so long as such individual performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control

                               3.

and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

              - Optionee shall be deemed to be PERMANENTLY DISABLED and to have incurred a PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

              - A corporation shall be considered to be a SUBSIDIARY of the Corporation if it is a member of an unbroken chain of corporations which begins with the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              - A corporation shall be considered to be a PARENT of the Corporation if it is a member of an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          6.   CORPORATE TRANSACTION.

          A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a
"Corporate Transaction"):

         - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

          - the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or
                               4.

          - any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Class A Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction (the excess of the Fair Market Value (as such term is defined in Paragraph 9.B. below) of the Option Shares at the time subject to this option over the aggregate Option Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same vesting schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

          B. Any portion of this option accelerated in connection with a Corporate Transaction shall remain exercisable as an incentive stock option under the Federal tax laws (if the option is designated as such in the Grant Notice) only to the extent the applicable dollar limitation of Paragraph 17 is not exceed in the calendar year of such Corporate Transaction.

          C. This option, to the extent not previously exercised, shall terminate and cease to be outstanding immediately following the consummation of such Corporate Transaction, unless it is expressly assumed by the successor corporation or parent thereof.

          D. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge,

                               5.

consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.   ADJUSTMENT IN OPTION SHARES.

          A. In the event any change is made to the Class A Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the number and/or class of securities subject to this option and (ii) the Option Exercise Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

          B. No adjustments shall be made to either the number of Option Shares or the Option Exercise Price payable per share, in the event the Corporation's outstanding shares of Series A Convertible Redeemable Preferred Stock are converted into shares of the Class A Common Stock or are redeemed for consideration payable in such Class A shares or in cash or other securities.

          C. If this option is assumed in connection with any Corporate Transaction under Paragraph 6 or is otherwise to continue outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Exercise Price payable per share, provided the aggregate Option Exercise Price payable hereunder shall remain the same.

          8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Exercise Price for the purchased Option Shares.

          9.   MANNER OF EXERCISING OPTION.

          A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                               6.

         - Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

         - Pay the aggregate Option Exercise Price for the purchased shares through one or more of the following alternatives:

               (a) full payment in cash or by check made payable to the Corporation's order;

               (b) full payment in shares of Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

               (c) full payment in a combination of shares of Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

               (d) full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         -     Furnish to the Corporation appropriate
documentation that the person or persons exercising the option
(if other than Optionee) have the right to exercise this option.

                               7.

          B. For purposes of this Agreement, the EXERCISE DATE shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such Exercise Notice. For all valuation purposes under this Agreement, the FAIR MARKET VALUE per share of Class A Common Stock on any relevant date shall be the closing selling price per share of that security on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no such reported price on the date in question, then the Fair Market Value shall be the closing selling price per share of the Class A Common Stock on the last preceding date for which such quotation exists.

          C.   As soon as practical after receipt of the Exercise
Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased Option Shares.

          D. In no event may this option be exercised for any fractional shares.

          10. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          11. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of Class A Common Stock may be listed for trading at the time of such exercise and issuance.

          12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

          13.  LIABILITY OF CORPORATION.

          A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares which may without stockholder approval be issued under the Plan, then this

                               8.

option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of Section II of Article Six of the Plan.

          B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Class A Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Class A Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

          14. NO EMPLOYMENT/SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

          15. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 4343 Von Karman Boulevard, Newport Beach, CA 92660. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          17.  ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK
OPTION. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                               9.

               a.   This option shall cease to qualify for
favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph
5) or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of permanent disability.

               b. If this option is to become exercisable in a series of installments as indicated in the Grant Notice, no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant
Date) of the Class A Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Class A Common Stock or other securities (including, without limitation, the Corporation's Series A Convertible Redeemable Preferred Stock) for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Class A Common Stock for which this option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.

               c. Should the exercisability of this option be accelerated upon a Corporate Transaction in accordance with Paragraph 6, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Class A Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Class A Common Stock or other securities (including, without limitation, the Corporation's Series A Convertible Redeemable

                               10.

Preferred Stock) for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Class A Common Stock for which this option first becomes exercisable in the calendar year of such Corporate Transaction exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory option.

               d. Should the Optionee hold, in addition to this option, one or more other options to purchase Class A Common Stock or other securities which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

               e. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, Optionee will recognize compensation income in connection with the acquisition of one or more Option Shares hereunder, and Optionee must make appropriate arrangements for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to such compensation income.

          18. ADDITIONAL TERMS APPLICABLE TO A NON-STATUTORY STOCK OPTION. In the event this option is designated a non-statutory stock option in the Grant Notice, Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the exercise of this option.

          19. STOCKHOLDER APPROVAL. Notwithstanding any provision to the contrary in this Agreement, this option may not be exercised in whole or in part at any time prior to the approval of the Plan by the Corporation's stockholders at the 1994 Annual Meeting. In the event such stockholder approval is not obtained, this option shall thereupon terminate and cease to remain outstanding without ever becoming exercisable for any of the Option Shares.

                               11.

                            EXHIBIT I
               NOTICE OF EXERCISE OF STOCK OPTION


          I hereby notify Koll Real Estate Group (the
"Corporation") that I elect to purchase __________ shares of the Corporation's Class A Common Stock (the "Purchased Shares") at the option exercise price of $___________ per share (the "Option Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1993 Stock Option/Stock Issuance Plan on ____________________, 199___.

          Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Option Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Option Exercise Price for the Purchased Shares.


______________, 199__
Date


                              _______________________

                              Optionee

                              Address:

Print name in exact manner
it is to appear on the
stock certificate:            __________________________

Address to which certificate
is to be sent, if different
from address above:           _________________________

                              _________________________


Social Security Number:       _________________________

Employee Number:              _________________________

                          EXHIBIT 99.7

           Form of Addendum to Stock Option Agreement
               (Limited Stock Appreciation Rights)

                            ADDENDUM
                               TO
                     STOCK OPTION AGREEMENT


          The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement dated __________________, 199___ (the "Option
Agreement") by and between Koll Real Estate Group (the "Corporation") and ________________________________ ("Optionee")
evidencing the stock option granted on such date to Optionee under the terms of the Corporation's 1993 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms used in this Addendum, to the extent not otherwise specifically defined herein, shall have the meanings assigned to such terms in the Option Agreement.

                LIMITED STOCK APPRECIATION RIGHT

          Optionee is hereby granted a limited stock appreciation right in tandem with the option, exercisable upon the terms and conditions set forth below:

            (i) Should a Hostile Take-Over occur at any time after the option has been outstanding for a period of at least six (6) months measured from the Effective Date of this Addendum indicated below, then Optionee shall have the unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender the option to the Corporation, to the extent such option is at the time exercisable for vested Option Shares. In return for the surrendered option, Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the Option Shares at the time vested under the surrendered option (or surrendered portion) over (B) the aggregate Option Exercise Price payable for such vested shares.

           (ii) To exercise this limited stock appreciation right, Optionee must provide the Corporation with written notice of the option surrender during the applicable thirty (30)-day exercise period, and such notice must be accompanied by the return of Optionee's copy of the Option Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the vested Option Shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those vested Option Shares under the Option Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in accordance with the terms and provisions of the Option Agreement, and the Corporation shall issue to the Optionee a new Option Agreement for those remaining Option Shares in substantially the same form as the surrendered Option Agreement.

          (iii)     For purposes of this limited stock
appreciation right, the following definitions shall be in effect:

                    - A HOSTILE TAKE-OVER shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than thirty percent (30%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, AND

                    - more than fifty percent (50%) of the
securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of
Section 16 of the Securities Exchange Act of 1934, as amended.

                    - The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (A) the Fair Market Value per Option Share on the option surrender date, as determined in accordance with the valuation provisions of Paragraph 9.B. of the Option Agreement, or (B) the highest reported price per share the tender offeror paid for the same security in effecting the Hostile Take-Over. However, if the surrendered option is designated as an Incentive Option in the Grant Notice, then the Take-Over Price shall not exceed the clause (A) price per share.

           (iv)     In no event may this limited stock
appreciation right be exercised when there is not a positive spread between the Fair Market Value of the Option Shares and the aggregate Option Exercise Price payable for such shares. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

          IN WITNESS WHEREOF, Koll Real Estate Group has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.

                          KOLL REAL ESTATE GROUP

                          By____________________
                          Title:

                          ____________, OPTIONEE


EFFECTIVE DATE: _______________, 199__

                          EXHIBIT 99.8

Form of Notice of Grant of Automatic Stock Option: Series A
Preferred Stock to be generally used in connection with the 1993 Stock Option/Stock Issuance Plan

                                                     ANNUAL GRANT

                    KOLL REAL ESTATE GROUP

                       NOTICE OF GRANT OF
                      AUTOMATIC STOCK OPTION

          Notice is hereby given of the following stock option (the "Option") to purchase shares of the Series A Convertible Redeemable Preferred Stock of Koll Real Estate Group (the "Corporation") which has been granted pursuant to the automatic grant program in effect under the Corporation's 1993 Stock Option/Stock Issuance Plan ( the "Plan"):

          OPTIONEE:

          GRANT DATE:

          TYPE OF OPTION:  Non-Statutory Stock Option

          OPTION EXERCISE PRICE:  $_________ per share

          NUMBER OF OPTION SHARES: 12,500 shares of Series A
Convertible Redeemable Preferred Stock

          EXPIRATION DATE:

          EXERCISE SCHEDULE: The option is immediately exercisable for all the Option Shares.

          VESTING SCHEDULE: The Option Shares shall be unvested and subject to repurchase by the Corporation, at the Option Exercise Price paid per share, upon Optionee's cessation of service as a member of the Corporation's Board of Directors (the "Board"). Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall lapse with respect to: (i) forty percent (40%) of the Option Shares upon Optionee's completion of one (1) year of Board service measured from the Grant Date, (ii) an additional thirty percent (30%) of the Option Shares upon the Optionee's completion of two (2) years of Board service measured from the Grant Date, and (iii) the remaining thirty percent (30%) of the Option Shares upon the Optionee's completion of three (3) years of Board service measured from the Grant Date. In no event shall any additional Option Shares vest following Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants made to non-employee Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus attached hereto as Exhibit
B. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporate Offices at 4343 Von Karman Boulevard, Newport Beach, CA 92660.

          REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERRABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION AND ITS ASSIGNS, AT THE OPTION PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF BOARD SERVICE. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SET FORTH IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No provision of this Notice of Grant or the attached Automatic Stock Option Agreement shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

DATED:  _____________, 199__

                                   KOLL REAL ESTATE GROUP

                                   By:  _________________
                                   Title:

                                   OPTIONEE _____________

                                   Address:


ATTACHMENTS:
EXHIBIT A:     Stock Option Agreement
EXHIBIT B:     Plan Summary and Prospectus

                          EXHIBIT 99.9

Form of Automatic Stock Option Agreement: Series A Preferred
Stock to be generally used in connection with the 1993 Stock
Option/Stock Issuance Plan

                             II-15.

                     KOLL REAL ESTATE GROUP
                AUTOMATIC STOCK OPTION AGREEMENT


RECITALS

          A. The Corporation has approved and implemented an automatic option grant program under the 1993 Stock Option/Stock Issuance Plan (the "Plan") pursuant to which eligible non-employee members of the Corporation's Board of Directors (the "Board") will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as Board members.

          B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's Series A Convertible Redeemable Preferred Stock ("Series A Preferred Stock) under the Plan.

          C. The granted option is intended to be a non-statutory option which does not meet the requirements of
Section 422 of the Internal Revenue Code.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant of Automatic Stock Option (the "Grant Notice"), a stock option to purchase up to the number of shares of Series A Preferred Stock (the "Option Shares") specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the price per share (the "Option Exercise Price") specified in the Grant Notice.

          2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the expiration date specified in the Grant Notice ("Expiration Date"), unless sooner terminated pursuant to Paragraph 5, 7 or 8.

          3. LIMITED TRANSFERABILITY. This option, together with the special stock appreciation right provided under Paragraph 8.B., shall be neither transferable nor assignable by Optionee, other than a transfer of this option effected by will or by the laws of descent and distribution following Optionee's death, and may be exercised, during Optionee's lifetime, only by Optionee.

          4. EXERCISABILITY. This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule set forth in the Grant Notice and shall remain so exercisable until the expiration or sooner termination of the option term. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

          5. CESSATION OF BOARD SERVICE. Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to remain outstanding) prior to the Expiration Date in accordance with the following provisions:

          - Should Optionee cease to serve as a Board member for any reason (other than death or permanent disability) while holding this option, then the period for exercising this option shall be reduced to a six (6)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date.

During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) in which the Optionee is vested on the date Optionee ceases service as a Board member. Upon the earlier of (i) the expiration of such six (6)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to remain outstanding with respect to any vested Option Shares for which the option has not otherwise been exercised.

          - Should Optionee die during the six (6)-month period following his or her cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares in which the Optionee is vested at the time of Optionee's cessation of Board service (less any Option Shares subsequently purchased by Optionee but prior to death). Such right of exercise shall terminate, and this option shall accordingly cease to remain outstanding with respect to all vested Option Shares for which this option has not otherwise been exercised, upon the earlier of (i) the expiration of the twelve
(12)-month period measured from the date of Optionee's death or
(ii) the specified Expiration Date of the option term.


                               2.

          - Should Optionee die or become permanently disabled while serving as a Board member, then all the Option Shares subject to this option at the time of such cessation of Board service shall immediately vest, and Optionee, or the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution, shall have the right to exercise this option for any or all of those vested Option Shares. Such right of exercise shall terminate, and this option shall cease to remain outstanding with respect to all Option Shares for which this option has not otherwise been exercised, upon the earlier of (i) the expiration of the twelve
(12)-month period measured from the date on which Optionee dies or becomes permanently disabled or (ii) the specified Expiration Date of the option term.

          - Upon Optionee's cessation of Board service for any reason other than death or permanent disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which the Optionee is not otherwise at that time vested in accordance with the Vesting Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 7 or 8.

          -    Optionee shall be deemed to be PERMANENTLY
DISABLED if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          6.   ADJUSTMENT IN OPTION SHARES.

          A. Should any change be made to the Series A Preferred Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting such Series A Preferred Stock as a class without the Corporation's receipt of consideration (other than the redemption or conversion of such Series A shares), then the number and class of securities purchasable under this option and the Option Exercise Price payable per share shall be appropriately adjusted to prevent the dilution or enlargement of Optionee's rights hereunder; provided, however, the aggregate Option Exercise Price shall remain the same.

          B. Upon each redemption or conversion of the Corporation's outstanding shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock at the time subject to this option shall automatically be decreased by the same percentage by which the number of outstanding shares of Series A Preferred Stock is decreased by reason of such redemption or conversion, and

                               3.

this option shall, in lieu of such Series A shares, automatically become exercisable for that number of shares of the Corporation's Class A Common Stock obtained by multiplying (i) the number of shares of Series A Preferred Stock no longer subject to this option by (ii) the number of shares of Class A Common Stock into which each such redeemed or converted share of Series A Preferred Stock was at the time convertible on a per-share basis. In addition, the Option Exercise Price payable per share of the Class A Common Stock which becomes subject to this option shall be determined by dividing (i) the Option Exercise Price per share in effect for the Series A Preferred Stock immediately prior to the redemption or conversion of such Series A shares by (ii) the number of shares of Class A Common Stock into which each such redeemed or converted share of Series A Preferred Stock was at the time convertible on a per-share basis. To the extent this option becomes exercisable for shares of Class A Common Stock, all references in this Agreement to the Series A Preferred Stock shall automatically be converted into references to shares of the Class A Common Stock.

          C. To the extent this option is assumed in connection with any Corporate Transaction under Paragraph 7 or is otherwise to continue in effect, this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the Optionee, in consummation of such Corporate Transaction, had this option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate exercise price payable for such securities shall remain the same.

          7. CORPORATE TRANSACTION. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

               a.   a merger or consolidation in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

               b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or

                               4.

persons different from the persons holding those securities immediately prior to such merger,

          all Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Series A Preferred Stock. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor entity (or parent thereof).

          8.   CHANGE IN CONTROL/HOSTILE TAKEOVER.

          A. All Option Shares subject to this option at the time of a Change in Control (as defined below) but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Series A Preferred Stock. This option shall remain exercisable for such fully-vested Option Shares until the earliest to occur of (i) the specified Expiration Date of the option term, (ii) the sooner termination of this option in accordance with Paragraph 5 or 7 or
(iii) the surrender of this option under Paragraph 8.B.

          B. Provided this option has been outstanding for at least six (6) months prior to the occurrence of a Hostile Take-Over (as defined below), Optionee shall have the unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price (as defined below) of the Option Shares at the time subject to the surrendered option (whether or not those Option Shares are at the time vested) over
(ii) the aggregate Option Exercise Price payable for such shares.

          To exercise this limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the Option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days

                               5.

following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. In the event this option is surrendered for only a portion of the Option Shares at the time subject thereto, the Corporation shall issue a new stock option agreement (substantially in the form of this Agreement) for the balance of the Option Shares for which this option is not surrendered.

               This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

          C. DEFINITIONS: For purposes of this Agreement, the following definitions shall be in effect:

          A CHANGE IN CONTROL shall be deemed to occur in the event:

            (1) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

            (2) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.


                               6.

          A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

          The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (i) the Fair Market Value per share of Series A Preferred Stock on the option surrender date, as determined in accordance with the valuation provisions of Paragraph 9.B. or (ii) the highest reported price per share of Series A Preferred Stock paid by the tender offeror in effecting the Hostile Take-Over.

          9.   MANNER OF EXERCISING OPTION.

          A. In order to exercise this option for all or any part of the Option Shares for which the option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

              - To the extent the option is exercised for vested Option Shares, the Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of vested Option Shares which are to be purchased under the exercised option. To the extent the option is exercised for one or more unvested Option Shares, the Optionee (or other person exercising the option) shall deliver to the Secretary of the Corporation a stock purchase agreement in form and substance satisfactory to the Corporation (the "Purchase Agreement") which grants the Corporation the right to repurchase, at the Option Exercise Price, any and all

                               7.

unvested Option Shares held by the Optionee at the time of his or her cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares subject to such repurchase right.

              - The aggregate Option Exercise Price for the purchased Option Shares shall be paid in one of the following alternative forms:

                      (a)     full payment in cash or check made
payable to the Corporation's order; or

                      (b)     full payment in shares of Series A
Preferred Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value (as defined below) on the Exercise Date (as defined below); or

                      (c)     full payment in a combination of
shares of Series A Preferred Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or

                      (d)     to the extent the option is
exercised for vested Option Shares, full payment through a broker-dealer sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the vested shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Exercise Price payable for those shares and
(ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

              - Appropriate documentation evidencing the right to exercise this option shall be furnished the Corporation if the person or persons exercising the option is other than the Optionee.

          B. For all other valuation purposes under this Agreement, the FAIR MARKET VALUE per share of Series A Preferred
Stock on any relevant date shall be the determined in accordance with the following provisions:

                               8.

              - If the Series A Preferred Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Series A Preferred Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

              - If the Series A Preferred Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange serving as the primary market for the Series A Preferred Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Series A Preferred Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          C. The EXERCISE DATE shall be the date on which the Exercise Notice is delivered to the Secretary of the Corporation, together with the appropriate Purchase Agreement for any unvested shares acquired under the option. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested Option Shares, payment of the Option Exercise Price for the purchased shares must accompany such notice.

          D. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

          E. In no event may this option be exercised for any fractional share.

                               9.

          10. STOCKHOLDER RIGHTS. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option and paid the Option Exercise Price for the purchased shares. The purchased Option Shares shall possess all the rights, preferences and privileges and shall be subject to all the restrictions and limitations applicable to the Corporation's Series A Preferred Stock, as set forth in the Certificate of Determination for the Series A Preferred Stock.

          11. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          12. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Series A Preferred Stock may be listed for trading at the time of such exercise and issuance.

          13. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the Corporation's successors and assigns.

          14. DISCHARGE OF LIABILITY. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Series A Preferred Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Series A Preferred Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.

          15. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporate Offices at 4343 Von Karman Boulevard, Newport Beach, CA 92660. Any notice required to be

                               10.

given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          16. CONSTRUCTION/GOVERNING LAW. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, including the automatic option grant provisions of Article Three of the Plan. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          17. STOCKHOLDER APPROVAL. Notwithstanding any provision to the contrary in this Agreement, this option may not be exercised in whole or in part at any time prior to the approval of the Plan by the Corporation's stockholders at the 1994 Annual Meeting. In the event such stockholder approval is not obtained, this option shall thereupon terminate and cease to remain outstanding without ever becoming exercisable for any of the Option Shares.

                               11.

                            EXHIBIT I

                      NOTICE OF EXERCISE OF
              NON-STATUTORY AUTOMATIC STOCK OPTION


          I hereby notify Koll Real Estate Group (the
"Corporation") that I elect to purchase _________ shares of Series A Convertible Redeemable Preferred Stock of the
 Corporation (the "Purchased Shares") at the option exercise price of $________ per share (the "Option Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1993 Stock Option/Stock Issuance Plan on ___________, 199_.

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Option Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Option Exercise Price for any Purchased Shares in which I am vested at the time of exercise.


                              ____________________________
Date ______________                               Optionee

                              Address:


Print name in exact manner
it is to appear on the
stock certificate:             ____________________________

Address to which certificate
is to be sent, if different
from address above:            ____________________________

                               ____________________________

Social Security Number:        ____________________________

                          EXHIBIT 99.10

Form of Notice of Grant of Automatic Stock Option: Class A Common
Stock to be generally used in connection with the 1993 Stock
Option/Stock Issuance Plan

                                                     ANNUAL GRANT

                    KOLL REAL ESTATE GROUP

                       NOTICE OF GRANT OF
                      AUTOMATIC STOCK OPTION

          Notice is hereby given of the following stock option (the "Option") to purchase shares of the Class A Common Stock of Koll Real Estate Group (the "Corporation") which has been granted pursuant to the automatic grant program in effect under the Corporation's 1993 Stock Option/Stock Issuance Plan ( the "Plan"):

          OPTIONEE:

          GRANT DATE:

          TYPE OF OPTION:  Non-Statutory Stock Option

          OPTION EXERCISE PRICE:  $              per share

          NUMBER OF OPTION SHARES: 12,500 shares of Class A

   Common Stock

          EXPIRATION DATE:

          EXERCISE SCHEDULE: The option is immediately exercisable for all the Option Shares.

          VESTING SCHEDULE: The Option Shares shall be unvested and subject to repurchase by the Corporation, at the Option Exercise Price paid per share, upon Optionee's cessation of service as a member of the Corporation's Board of Directors (the "Board"). Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall lapse with respect to: (i) forty percent (40%) of the Option Shares upon Optionee's completion of one (1) year of Board service measured from the Grant Date, (ii) an additional thirty percent (30%) of the Option Shares upon the Optionee's completion of two (2) years of Board service measured from the Grant Date, and (iii) the remaining thirty percent (30%) of the Option Shares upon the Optionee's completion of three (3) years of Board service measured from the Grant Date. In no event shall any additional Option Shares vest following Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants made to non-employee Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus attached hereto as Exhibit
B. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporate Offices at 4343 Von Karman Boulevard, Newport Beach, CA 92660.

          REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERRABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION AND ITS ASSIGNS, AT THE OPTION PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF BOARD SERVICE. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SET FORTH IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No provision of this Notice of Grant or the attached Automatic Stock Option Agreement shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

DATED: _________________, 199__


                                   KOLL REAL ESTATE GROUP


                                   By: __________________

                                   Title:



                                   ____________, OPTIONEE

                                   Address:




ATTACHMENTS:
EXHIBIT A:     Stock Option Agreement
EXHIBIT B:     Plan Summary and Prospectus

                          EXHIBIT 99.11

Form of Automatic Stock Option Agreement: Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan.

                     KOLL REAL ESTATE GROUP
                AUTOMATIC STOCK OPTION AGREEMENT


RECITALS

          A. The Corporation has approved and implemented an automatic option grant program under the 1993 Stock Option/Stock Issuance Plan (the "Plan") pursuant to which eligible non-employee members of the Corporation's Board of Directors (the "Board") will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as Board members.

          B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's Class A Common Stock ("Class A Common Stock) under the Plan.

          C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section
422 of the Internal Revenue Code.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant of Automatic Stock Option (the "Grant Notice"), a stock option to purchase up to the number of shares of Class A Common Stock (the "Option Shares") specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the price per share (the "Option Exercise Price") specified in the Grant Notice.

          2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the expiration date specified in the Grant Notice ("Expiration Date"), unless sooner terminated pursuant to Paragraph 5, 7 or 8.

          3. LIMITED TRANSFERABILITY. This option, together with the special stock appreciation right provided under Paragraph 8.B., shall be neither transferable nor assignable by Optionee, other than a transfer of this option effected by will or by the laws of descent and distribution following Optionee's death, and may be exercised, during Optionee's lifetime, only by Optionee.

          4. EXERCISABILITY. This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule set forth in the Grant Notice and shall remain so exercisable until the expiration or sooner termination of the option term. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

          5. CESSATION OF BOARD SERVICE. Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to remain outstanding) prior to the Expiration Date in accordance with the following provisions:

          - Should Optionee cease to serve as a Board member for any reason (other than death or permanent disability) while holding this option, then the period for exercising this option shall be reduced to a six (6)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date.

During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) in which the Optionee is vested on the date Optionee ceases service as a Board member. Upon the earlier of (i) the expiration of such six (6)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to remain outstanding with respect to any vested Option Shares for which the option has not otherwise been exercised.

          - Should Optionee die during the six (6)-month period following his or her cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares in which the Optionee is vested at the time of Optionee's cessation of Board service (less any Option Shares subsequently purchased by Optionee but prior to death). Such right of exercise shall terminate, and this option shall accordingly cease to remain outstanding with respect to all vested Option Shares for which this option has not otherwise been exercised, upon the earlier of (i) the expiration of the twelve
(12)-month period measured from the date of Optionee's death or
(ii) the specified Expiration Date of the option term.

                               2.

          - Should Optionee die or become permanently disabled while serving as a Board member, then all the Option Shares subject to this option at the time of such cessation of Board service shall immediately vest, and Optionee, or the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution, shall have the right to exercise this option for any or all of those vested Option Shares. Such right of exercise shall terminate, and this option shall accordingly cease to remain outstanding with respect to all Option Shares for which this option has not otherwise been exercised, upon the earlier of (i) the expiration of the twelve
(12)-month period measured from the date on which Optionee dies or becomes permanently disabled or (ii) the specified Expiration Date of the option term.

          - Upon Optionee's cessation of Board service for any reason other than death or permanent disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which the Optionee is not otherwise at that time vested in accordance with the Vesting Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 7 or 8.

          -    Optionee shall be deemed to be PERMANENTLY
DISABLED if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          6.   ADJUSTMENT IN OPTION SHARES.

          A. Should any change be made to the Class A Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting such Class A Common Stock as a class without the Corporation's receipt of consideration, then the number and class of securities purchasable under this option and the Option Exercise Price payable per share shall be appropriately adjusted to prevent the dilution or enlargement of Optionee's rights hereunder; provided, however, the aggregate Option Exercise Price shall remain the same.

          B. No adjustments shall be made to either the number of Option Shares or the Option Exercise Price payable per share, in the event the Corporation's outstanding shares of Series A Convertible Redeemable Preferred Stock are converted into shares of the Class A Common Stock or are redeemed for consideration payable in such Class A shares or in cash or other securities.

                               3.

          C. To the extent this option is assumed in connection with any Corporate Transaction under Paragraph 7 or is otherwise to continue in effect, this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the Optionee, in consummation of such Corporate Transaction, had this option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate exercise price payable for such securities shall remain the same.

          7. CORPORATE TRANSACTION. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

               a.   a merger or consolidation in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

               b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, all Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Class A Common Stock. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor entity (or parent thereof).

          8.   CHANGE IN CONTROL/HOSTILE TAKEOVER.

          A. All Option Shares subject to this option at the time of a Change in Control (as defined below) but not otherwise vested

                               4.

shall automatically vest so that this option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Class A Common Stock. This option shall remain exercisable for such fully-vested Option Shares until the earliest to occur of (i) the specified Expiration Date of the option term, (ii) the sooner termination of this option in accordance with Paragraph 5 or 7 or
(iii) the surrender of this option under Paragraph 8.B.

          B. Provided this option has been outstanding for at least six (6) months prior to the occurrence of a Hostile Take-Over (as defined below), Optionee shall have the unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price (as defined below) of the Option Shares at the time subject to the surrendered option (whether or not those Option Shares are at the time vested) over
(ii) the aggregate Option Exercise Price payable for such shares.

          To exercise this limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the Option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. In the event this option is surrendered for only a portion of the Option Shares at the time subject thereto, the Corporation shall issue a new stock option agreement (substantially in the form of this Agreement) for the balance of the Option Shares for which this option is not surrendered.

               This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

                               5.

          C. DEFINITIONS: For purposes of this Agreement, the following definitions shall be in effect:

          A CHANGE IN CONTROL shall be deemed to occur in the event:

            (1) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

            (2) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

                               6.

          The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (i) the Fair Market Value per share of Class A Common Stock on the option surrender date, as determined in accordance with the valuation provisions of Paragraph 9.B. or
(ii) the highest reported price per share of Class A Common Stock paid by the tender offeror in effecting the Hostile Take-Over.

          9.   MANNER OF EXERCISING OPTION.

          A. In order to exercise this option for all or any part of the Option Shares for which the option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

              - To the extent the option is exercised for vested Option Shares, the Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of vested Option Shares which are to be purchased under the exercised option. To the extent the option is exercised for one or more unvested Option Shares, the Optionee (or other person exercising the option) shall deliver to the Secretary of the Corporation a stock purchase agreement in form and substance satisfactory to the Corporation (the "Purchase Agreement") which grants the Corporation the right to repurchase, at the Option Exercise Price, any and all unvested Option Shares held by the Optionee at the time of his or her cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares subject to such repurchase right.

              - The aggregate Option Exercise Price for the purchased Option Shares shall be paid in one of the following alternative forms:

                      (a)     full payment in cash or check made
payable to the Corporation's order; or

                      (b)     full payment in shares of Class A
Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value (as defined below) on the Exercise Date (as defined below); or

                               7.

                      (c)     full payment in a combination of
shares of Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or

                      (d)     to the extent the option is
exercised for vested Option Shares, full payment through a broker-dealer sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the vested shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Exercise Price payable for those shares and
(ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

              - Appropriate documentation evidencing the right to exercise this option shall be furnished the Corporation if the person or persons exercising the option is other than the Optionee.

          B. For purposes of subparagraph 9.B. above and for all other valuation purposes under this Agreement, the FAIR MARKET VALUE per share of Class A Common Stock on any relevant date shall be the determined in accordance with the following provisions:

              - If the Class A Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Class A Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

              - If the Class A Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange serving as the primary market for the Class A

                               8.

Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Class A Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          C. The EXERCISE DATE shall be the date on which the Exercise Notice is delivered to the Secretary of the Corporation, together with the appropriate Purchase Agreement for any unvested shares acquired under the option. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested Option Shares, payment of the Option Exercise Price for the purchased shares must accompany such notice.

          D. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

          E. In no event may this option be exercised for any fractional share.

          10. STOCKHOLDER RIGHTS. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option and paid the Option Exercise Price for the purchased shares.

          11. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.


          12. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which

                               9.

shares of the Class A Common Stock may be listed for trading at the time of such exercise and issuance.

          13. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the Corporation's successors and assigns.

          14. DISCHARGE OF LIABILITY. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Class A Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Class A Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.

          15. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporate Offices at 4343 Von Karman Boulevard, Newport Beach, CA 92660. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          16. CONSTRUCTION/GOVERNING LAW. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, including the automatic option grant provisions of Article Three of the Plan. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          17. STOCKHOLDER APPROVAL. Notwithstanding any provision to the contrary in this Agreement, this option may not be exercised in whole or in part at any time prior to the approval of the Plan by the Corporation's stockholders at the 1994 Annual Meeting. In the event such stockholder approval is not obtained, this option shall thereupon terminate and cease to remain outstanding without ever becoming exercisable for any of the Option Shares.

                               10.

                            EXHIBIT I

                      NOTICE OF EXERCISE OF
              NON-STATUTORY AUTOMATIC STOCK OPTION


          I hereby notify Koll Real Estate Group (the
"Corporation") that I elect to purchase _________ shares of Class A Common Stock of the Corporation (the "Purchased Shares") at the option exercise price of $______________ per share (the "Option Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1993 Stock Option/Stock Issuance Plan on ___________, 199_.

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Option Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Option Exercise Price for any Purchased Shares in which I am vested at the time of exercise.


                              ____________________________
Date  ___________                                 Optionee

                              Address:

Print name in exact manner
it is to appear on the
stock certificate:            _____________________________

Address to which certificate
is to be sent, if different
from address above:           _____________________________

                              _____________________________

Social Security Number:       _____________________________

                          EXHIBIT 99.12

Form of Stock Issuance Agreement: Series A Preferred Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan-Director Fee Program

                     KOLL REAL ESTATE GROUP
                    STOCK ISSUANCE AGREEMENT


          AGREEMENT made as of this _____ day of _________, 199_ by and between Koll Real Estate Group, a Delaware corporation (the "Corporation"), and ____________________________________, a
non-employee member of the Corporation's Board of Directors ("Board") and a participant ("Director") in the special Director Fee Program in effect under the Corporation's 1993 Stock Option/Stock Issuance Plan (the "Plan").

I.     ISSUANCE OF SHARES

          1.1 ISSUANCE. In accordance with the Director's election to receive shares of the Corporation's Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") in lieu of $____________ of the annual retainer fee otherwise payable to such Director in cash for his or her service
as a Board member during the 199   calendar year, the Corporation
hereby issues to Director __________ shares of Series A Preferred Stock (the "Series A Shares") pursuant to the provisions of the Plan and this Agreement.

          1.2 DELIVERY OF CERTIFICATES. The Series A Shares issued under this Agreement are unvested and are subject to cancellation by the Corporation upon the Director's cessation of Board service prior to vesting in such Series A Shares. The certificates representing the unvested Series A Shares issued hereunder shall be held in escrow by the Secretary of the Corporation in accordance with the provisions of Article V of this Agreement, and the Director shall deliver to the Secretary of the Corporation, concurrently with the execution of this Agreement, a duly-executed Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the unvested Series A Shares. The issued Shares shall possess all the rights, preferences and privileges and shall be subject to all the restrictions and limitations applicable to the Corporation's outstanding shares of Series A Preferred Stock, as set forth in the Certificate of Determination for such Series A Preferred Stock.

          1.3 STOCKHOLDER RIGHTS. Until such time as the Series A Shares issued under this Agreement are cancelled by the Corporation upon the Director's cessation of Board service prior to vesting in those Series A Shares, the Director shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Series A Shares, subject, however, to the transfer restrictions of Article IV.

          1.4 COMPLIANCE WITH LAW. Under no circumstances shall shares of the Series A Preferred Stock or other assets be issued or delivered to the Director pursuant to the provisions of this Agreement unless and until, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of the Federal and state securities laws, all applicable listing requirements of any securities exchange on which shares of the Series A Preferred Stock are then listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

II.     VESTING

          2.1 SCHEDULE. The Director shall acquire a vested interest in the Series A Shares in four equal and successive quarterly installments upon the Director's completion of each calendar quarter of Board service during the 199__ calendar year.

All the Series A Shares issued under this Agreement shall immediately vest in full in the event (i) the Director should die or become Permanently Disabled during his or her period of Board service or (ii) there should occur a Corporate Transaction or Change in Control while such individual remains in Board service.

          2.2  DEFINITIONS.   For purposes of this Agreement, the
following definitional provisions shall be in effect:

               CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                 (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership,

                               2.

to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

               CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                  (i)    a merger or consolidation in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                 (ii)    the sale, transfer or other disposition
of all or substantially all of the assets of the Corporation in complete liquidation and dissolution of the Corporation, or

                (iii)    any reverse merger in which the
Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

          PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

III.     AUTOMATIC CANCELLATION

          3.1 CANCELLATION. Should the Director cease Board service prior to vesting in one or more quarterly installments of the Series A Shares, then those unvested Series A Shares shall immediately be surrendered to the Corporation for cancellation, and the Director shall not be entitled to any cash payment or other consideration from the Corporation with respect to the cancelled Series A Shares and shall have no further stockholder rights with respect to such Series A Shares.


                               3.

          3.2  ADDITIONAL SHARES OR SUBSTITUTED SECURITIES.

          A. In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Series A Preferred Stock as a class without the Corporation's receipt of consideration (other than the redemption or conversion of the Series A Preferred Stock), any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the unvested Series A Shares at the time subject to this Agreement shall be immediately delivered to the Corporation to be held subject to the provisions of this Agreement, including (without limitation) the provisions governing the automatic surrender and cancellation of such securities or property upon the Director's cessation of Board service prior to vesting in such securities or property.

          B. In the event of the redemption or conversion of any unvested Series A Shares at the time subject to this Agreement, the new, substituted or additional securities (including any shares of the Corporation's Class A Common Stock issued in conversion of the Series A Shares) or other property (including money or any debt or equity securities issued in redemption of the Series A Shares) which is paid or issued in connection with such redemption or conversion shall be immediately delivered to the Corporation to be held subject to all of the provisions of this Agreement, including (without limitation) the provisions governing the automatic surrender and cancellation of such securities or property upon the Director's cessation of Board service prior to vesting in such securities or property. To the extent shares of the Corporation's Class A Common Stock are issued in conversion or redemption of the unvested Series A Shares subject to this Agreement, all references to such unvested Series A Shares in this Agreement shall automatically be converted into references to those unvested shares of the Class A Common Stock.


IV.     TRANSFER RESTRICTIONS

          4.1 RESTRICTION ON TRANSFER. The Director shall not transfer, assign, encumber or otherwise dispose of any of the unvested Series A Shares which are subject to the automatic cancellation provisions of Article III.

          4.2 RESTRICTIVE LEGENDS. The stock certificates for the unvested Series A Shares subject to this Agreement shall be endorsed with the following restrictive legend:

                               4.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO TRANSFER RESTRICTIONS AND CANCELLATION IN THE EVENT THE REGISTERED HOLDER CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES WHICH IS DATED ______________, 199__. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL OFFICES.


V.     ESCROW

          5.1 DEPOSIT. The certificates for the unvested Series A Shares issued hereunder shall be immediately deposited in escrow with the Secretary of the Corporation to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Secretary of the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities ) are to be released or otherwise surrendered for cancellation in accordance with paragraph 5.3. Upon delivery of the certificates (or other assets and securities) to the Secretary of the Corporation, the Director shall be issued an instrument of deposit acknowledging the number of unvested Series A Shares (or other assets and securities) delivered in escrow.

          5.2 RECAPITALIZATION. All regular cash dividends on the unvested Series A Shares (or on any other securities at the time held in escrow) shall be paid directly to the Director and shall not be held in escrow. However, in the event of (i) any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Series A Preferred Stock as a class effected without the Corporation's receipt of consideration,
(ii) any reorganization of the Corporation (including, without limitation, a Corporate Transaction) or (iii) the redemption or conversion of the unvested Series A Shares at the time subject to this Agreement, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of such transaction distributed, paid or issued with respect to the unvested Series A Shares at the time subject to this Agreement (including any shares of the Corporation's Class A Common Stock issued in conversion of such Series A Shares or any money or debt or equity securities issued in redemption of such Series A Shares) shall be immediately delivered to the Secretary of the Corporation to be held in escrow under this Article V.

                               5.

          5.3 RELEASE/SURRENDER. The unvested Series A Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for cancellation:

            (i) Upon the Director's cessation of Board service for any reason other than death or Permanent Disability, the escrowed certificates for the unvested Series A Shares at the time subject to this Agreement (together with any other assets or securities attributable thereto) shall be delivered to the Corporation for cancellation, and the Director shall immediately cease to have any further rights or claims with respect to such unvested Series A Shares (or other assets or securities attributable to those unvested shares).

           (ii) As the interest of the Director in the Series A Shares issued under this Agreement (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article II, the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Director.

VI.     SPECIAL TAX ELECTION

          6.1 SECTION 83(B) ELECTION. The Director shall be subject to income taxation with respect to the unvested Series A Shares in accordance with the applicable tax principles of
Section 83 of the Internal Revenue Code (the "Code").   The
Director accordingly understands that there will be no taxation of the unvested Series A Shares at the time of issuance under this Agreement, but as the Director's interest in such Series A Shares vests in quarterly increments over the Director's period of Board service, the fair market value of the Series A Shares which vest on each such quarterly date will be reportable as ordinary income. Director understands, however, that he or she may elect under Code Section 83(b) to be taxed at the time the unvested Series A Shares are issued under this Agreement, rather than when and as the Series A Shares subsequently vest. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. DIRECTOR UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY
(30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE DIRECTOR UPON THE VESTING OF HIS OR HER INTEREST IN THE SERIES A SHARES ISSUED HEREUNDER.

                               6.

          6.2  DIRECTOR RESPONSIBILITY.  DIRECTOR ACKNOWLEDGES
THAT IT IS DIRECTOR'S SOLE RESPONSIBILITY, AND NOT THE
CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION
83(B), EVEN IF DIRECTOR REQUESTS THE CORPORATION OR ITS
REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

VII.     GENERAL PROVISIONS

          7.1 NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          7.2 NOTICES. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 7.2 to all other parties to this Agreement.

VIII.     MISCELLANEOUS PROVISIONS

          8.1 DIRECTOR UNDERTAKING. Director hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Director or the Series A Shares pursuant to the express provisions of this Agreement.

          8.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

                               7.

          8.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws provisions.

          8.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Director and the Director's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

          8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts. Each such counterpart shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.



                              KOLL REAL ESTATE GROUP


                              By: ______________________________

                            Title: ___________________________


                              Address: _________________________




                              __________________________________

                                          DIRECTOR

                              Address: _________________________


                               8.

                            EXHIBIT I

              ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED _____________________________________
hereby assign(s) and transfer(s) unto Koll Real Estate Group (the "Corporation"), _____________________________ (_______) shares of the Series A Convertible Redeemable Preferred Stock of the Corporation standing in ________________ name on the books of the Corporation represented by Certificate No. _____________ herewith and do hereby irrevocably constitute and appoint ________________

Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  ___________________



                            Signature_______________________

INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to automatically cancel unvested shares in the event of the Director's termination of Board service in accordance with the Agreement without requiring additional signatures on the part of the Director.

                           EXHIBIT II

                   SECTION 83(B) TAX ELECTION

This statement is being made under Section 83(b) of the Internal
Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:
     Address:
     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ____________ shares of the Series A Convertible
Redeemable Preferred Stock of Koll Real Estate Group.

(3)  The property was issued on January ____, 199__.

(4) The taxable year in which the election is being made is the calendar year 199__.

(5) The property is subject to a substantial risk of forfeiture pursuant to which the taxpayer's right to the property will be cancelled if taxpayer's service with the issuer is terminated for any reason other than death or disability. The property will cease to be subject to such forfeiture risk and will vest in four quarterly installments at the end of each calendar quarter during the 199__ calendar year.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____________ per share.

(7)  The amount paid for such property is $_________ per share.

(8)  A copy of this statement was furnished to Koll Real Estate
Group for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed as of:  _________________, 199__.



_______________                   _______________________________
Spouse (if any)                   Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns.
The filing must be made within 30 days after the execution date of the Stock Issuance Agreement and should be made by registered or certified mail, return receipt requested. Director must retain two (2) copies of the completed form for filing with his or her Federal and State tax returns for the current tax year and an additional copy for his or her records.

                          EXHIBIT 99.13

Form of Stock Issuance Agreement: Class A Common Stock to be generally used in connection with the 1993 Stock Option/Stock
Issuance Plan - Director Fee Program

                     KOLL REAL ESTATE GROUP
                    STOCK ISSUANCE AGREEMENT

          AGREEMENT made as of this ___ day of _________, 199_ by and between Koll Real Estate Group, a Delaware corporation (the "Corporation"), and ________, a non-employee member of the Corporation's Board of Directors ("Board") and a participant ("Director") in the special Director Fee Program in effect under the Corporation's 1993 Stock Option/Stock Issuance Plan (the "Plan").

I.     ISSUANCE OF SHARES

          1.1 ISSUANCE. In accordance with the Director's election to receive shares of the Corporation's Class A Common Stock in lieu of $___ of the annual retainer fee otherwise payable to such Director in cash for his or her service as a Board member during the _____ calendar year, the Corporation hereby issues to Director _____ shares of Class A Common Stock (the "Class A Shares") pursuant to the provisions of the Plan and this Agreement.

          1.2 DELIVERY OF CERTIFICATES. The Class A Shares issued under this Agreement are unvested and are subject to cancellation by the Corporation upon the Director's cessation of Board service prior to vesting in such Class A Shares. The certificates representing the unvested Class A Shares issued hereunder shall be held in escrow by the Secretary of the Corporation in accordance with the provisions of Article V of this Agreement, and the Director shall deliver to the Secretary of the Corporation, concurrently with the execution of this Agreement, a duly-executed Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the unvested Class A Shares.

          1.3 STOCKHOLDER RIGHTS. Until such time as the Class A Shares issued under this Agreement are cancelled by the Corporation upon the Director's cessation of Board service prior to vesting in those Class A Shares, the Director shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Class A Shares, subject, however, to the transfer restrictions of Article IV.

          1.4 COMPLIANCE WITH LAW. Under no circumstances shall shares of the Series A Preferred Stock or other assets be issued or delivered to the Director pursuant to the provisions of this Agreement unless and until, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of the Federal and state securities laws, all applicable listing requirements of any securities exchange on which shares of the Corporation's Class A Common Stock are then listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

II.     VESTING

          2.1 SCHEDULE. The Director shall acquire a vested interest in the Class A Shares in four equal and successive quarterly installments upon the Director's completion of each calendar quarter of Board service during the _____ calendar year.

All the Class A Shares issued under this Agreement shall immediately vest in full in the event (i) the Director should die or become Permanently Disabled during his or her period of Board service or (ii) there should occur a Corporate Transaction or Change in Control while such individual remains in Board service.

          2.2  DEFINITIONS.   For purposes of this Agreement, the
following definitional provisions shall be in effect:

               CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                 (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

               CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                               2.

                  (i)    a merger or consolidation in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                 (ii)    the sale, transfer or other disposition
of all or substantially all of the assets of the Corporation in complete liquidation and dissolution of the Corporation, or

                (iii)    any reverse merger in which the
Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

          PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

III.     AUTOMATIC CANCELLATION

          3.1 CANCELLATION. Should the Director cease Board service prior to vesting in one or more quarterly installments of the Class A Shares, then those unvested Class A Shares shall immediately be surrendered to the Corporation for cancellation, and the Director shall not be entitled to any cash payment or other consideration from the Corporation with respect to the cancelled Class A Shares and shall have no further stockholder rights with respect to such Class A Shares.

          3.2  ADDITIONAL SHARES OR SUBSTITUTED SECURITIES.

          A. In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Common Stock as a class without the Corporation's receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the unvested Class A Shares at the time subject to this Agreement shall

                               3.

be immediately delivered to the Corporation to be held subject to the provisions of this Agreement, including (without limitation) the provisions governing the automatic surrender and cancellation of such securities or property upon the Director's termination of Board service prior to vesting in such securities or property.

          B. Neither the redemption nor the conversion of the shares of the Corporation's outstanding Series A Convertible Redeemable Preferred Stock shall have any effect or impact upon the unvested Class A Shares at the time subject to this Agreement or any other securities or property held in escrow pursuant to the provisions of Article V.

  IV.     TRANSFER RESTRICTIONS

          4.1 RESTRICTION ON TRANSFER. The Director shall not transfer, assign, encumber or otherwise dispose of any of the unvested Class A Shares which are subject to the automatic cancellation provisions of Article III.

          4.2 RESTRICTIVE LEGENDS. The stock certificates for the unvested Class A Shares subject to this Agreement shall be endorsed with the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO TRANSFER RESTRICTIONS AND CANCELLATION IN THE EVENT THE REGISTERED HOLDER CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES WHICH IS DATED ______________, 199__. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL OFFICES.

   V.     ESCROW

          5.1 DEPOSIT. The certificates for the unvested Class A Shares issued hereunder shall be immediately deposited in escrow with the Secretary of the Corporation to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Secretary of the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities ) are to be released or otherwise surrendered for cancellation in accordance with paragraph 5.3. Upon delivery of the certificates (or other assets and securities) to the Secretary of the

                               4.

Corporation, the Director shall be issued an instrument of deposit acknowledging the number of unvested Class A Shares (or other assets and securities) delivered in escrow.

          5.2 RECAPITALIZATION. All regular cash dividends on the unvested Class A Shares (or on any other securities at the time held in escrow) shall be paid directly to the Director and shall not be held in escrow. However, in the event of (i) any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Series A Preferred Stock as a class effected without the Corporation's receipt of consideration or
(ii) any reorganization of the Corporation (including, without limitation, a Corporate Transaction), any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of such transaction distributed with respect to the unvested Class A Shares at the time subject to this Agreement shall be immediately delivered to the Secretary of the Corporation to be held in escrow under this Article V.

          5.3 RELEASE/SURRENDER. The unvested Class A Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for cancellation:

            (i) Upon the Director's cessation of Board service for any reason other than death or Permanent Disability, the escrowed certificates for the unvested Class A Shares at the time subject to this Agreement (together with any other assets or securities attributable thereto) shall be delivered to the Corporation for cancellation, and the Director shall immediately cease to have any further rights or claims with respect to such unvested Class A Shares (or other assets or securities attributable to those unvested shares).

           (ii) As the interest of the Director in the Class A Shares issued under this Agreement (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article II, the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Director.

                               5.

  VI.     SPECIAL TAX ELECTION

          6.1 SECTION 83(B) ELECTION. The Director shall be subject to income taxation with respect to the unvested Class A Shares in accordance with the applicable tax principles of
Section 83 of the Internal Revenue Code (the "Code").   The
Director accordingly understands that there will be no taxation of the unvested Class A Shares at the time of issuance under this Agreement, but as the Director's interest in such Class A Shares vests in quarterly increments over the Director's period of Board service, the fair market value of the Class A Shares which vest on each such quarterly date will be reportable as ordinary income. Director understands, however, that he or she may elect under Code Section 83(b) to be taxed at the time the unvested Class A Shares are issued under this Agreement, rather than when and as the Class A Shares subsequently vest. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. DIRECTOR UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE DIRECTOR UPON THE VESTING OF HIS OR HER INTEREST IN THE CLASS A SHARES ISSUED HEREUNDER.

          6.2  DIRECTOR RESPONSIBILITY.  DIRECTOR ACKNOWLEDGES
THAT IT IS DIRECTOR'S SOLE RESPONSIBILITY, AND NOT THE
CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION
83(B), EVEN IF DIRECTOR REQUESTS THE CORPORATION OR ITS
REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

VII.     GENERAL PROVISIONS

          7.1 NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          7.2 NOTICES. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 7.2 to the other party.

                               6.

VIII.     MISCELLANEOUS PROVISIONS

          8.1 DIRECTOR UNDERTAKING. Director hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Director or the Class A Shares pursuant to the express provisions of this Agreement.

          8.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

          8.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.

          8.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Director and the Director's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

          8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts. Each such counterpart shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

                               7.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                              KOLL REAL ESTATE GROUP


                              By: ______________________________


                              Title: ___________________________


                              Address: _________________________


                              __________________________________

                            _______________, DIRECTOR

                              Address:


                               8.

                            EXHIBIT I

              ASSIGNMENT SEPARATE FROM CERTIFICATE


          FOR VALUE RECEIVED ______________ hereby assign(s) and transfer(s) unto Koll Real Estate Group (the "Corporation"), _________________________________ (_______) shares of the Class A
Common Stock of the Corporation standing in _____________ name on the books of the Corporation represented by Certificate No. ___________________ herewith and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  ________________

                            ____________________________
                            Signature


INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to automatically cancel unvested shares in the event of the Director's termination of Board service in accordance with the Agreement without requiring additional signatures on the part of the Director.

                           EXHIBIT II

                   SECTION 83(B) TAX ELECTION

This statement is being made under Section 83(b) of the Internal
Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:
     Address:



     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is _____ shares of the Class A Common Stock of Koll Real
Estate Group.

(3)  The property was issued on January ______.

(4) The taxable year in which the election is being made is the calendar year _____.

(5) The property is subject to a substantial risk of forfeiture pursuant to which the taxpayer's right to the property will be cancelled if taxpayer's service with the issuer is terminated for any reason other than death or disability. The property will cease to be subject to such forfeiture risk and will vest in four quarterly installments at the end of each calendar quarter during the ___ calendar year.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $______ per share.

(7)  The amount paid for such property is $_______ per share.

(8)  A copy of this statement was furnished to Koll Real Estate
Group for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed as of: ___________, 199__.


______________________            _______________________________
Spouse (if any)                   Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns.
The filing must be made within 30 days after the execution date of the Stock Issuance Agreement and should be made by registered or certified mail, return receipt requested. Director must retain two (2) copies of the completed form for filing with his or her Federal and State tax returns for the current tax year and an additional copy for his or her records.